Exhibit 10.3

ERIE INSURANCE GROUP

EMPLOYEE SAVINGS PLAN

As Amended and Restated
Effective as of January 1, 2023

INTRODUCTION

The Erie Indemnity Company (the “Company”) adopted the Erie Insurance Group Employee Savings Plan (the “Plan”) effective January 1, 1989. The Company has subsequently amended the Plan from time to time and last amended and restated the Plan effective as of January 1, 2015.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This amendment and restatement is generally effective as of January 1, 2023. However, certain provisions of this amendment and restatement are effective as of some other date. The provisions of this amendment and restatement with stated effective dates prior to January 1, 2023, shall be deemed to amend the corresponding provisions, if any, of the Plan as in effect before this amendment and restatement and all amendments thereto as of such dates. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan as in effect on the date of the event.

The purpose of the Plan is to provide a pre-tax long term savings vehicle for eligible employees and to provide participants with an opportunity to contribute toward additional retirement security according to the provisions of Sections 401(a), 401(k) and 402A of the Internal Revenue Code of 1986, as amended.

TABLE OF CONTENTS
Page

INTRODUCTION
ARTICLE ONE - DEFINITIONS
1.1	Administrator or Plan Administrator	1
1.2	Affiliate	1
1.3	Beneficiary	1
1.4	Board	1
1.5	Catch-Up Contribution	1
1.6	Code	1
1.7	Company	1
1.8	Compensation	1
1.9	Covered Employee	2
1.9A	Discretionary Non-elective Contribution	2
1.9B	DNEC Eligible Participant	2
1.10	Elective Deferral	2
1.11	Eligible Applicant	3
1.12	Employee	3
1.13	Employer(s)	3
1.14	Erie Indemnity Stock	3
1.15	Erie Indemnity Stock Fund	3
1.16	ERISA	3
1.17	Highly Compensated	3
1.18	Hour of Service	3
1.19	Interactive Electronic Communication	3
1.20	Leased Employee	4
1.21	Normal Retirement Date	4
1.22	Notice	4
1.23	Participant	4
1.24	Plan	5
1.25	Plan Year	5
1.26	Qualified Domestic Relations Order or QDRO	5
1.27	Rollover Contribution	5
1.28	Roth Catch-Up Contribution	5
1.29	Roth Elective Deferral	5
1.30	Roth Rollover Contribution	6
1.31	Safe Harbor Matching Contribution	6
1.32	Spousal Consent	6
1.33	Spouse	6
1.34	Tax Deferred Catch-Up Contribution	6
1.35	Tax Deferred Contribution	6
1.36	Test Compensation	6
1.37	Total Account	7
1.38	Trust Agreement	8

1.39	Trust Fund	8
1.40	Trustee	8
1.41	Valuation Date	8
1.42	Year of Eligibility Service	8

ARTICLE TWO - PARTICIPATION
2.1	Participation	10
2.2	Rehired Employees	11
2.3	Employment Transfers	11
2.4	Covered Employees Returning from Leave	11

ARTICLE THREE - EMPLOYER CONTRIBUTIONS
3.1	Elective Deferrals	13
3.2	Dollar Limitation on Elective Deferrals	15
3.3	Catch-Up Contributions	17
3.4	Safe Harbor Matching Contributions	17
3.4A	Discretionary Non-elective Contribution	18
3.5	Source of Employer Contributions	19
3.6	Investment of Employer Contributions	19
3.7	Recovery of Contributions	19
3.8	Other Provisions Relating to Employer Contributions	20
3.9	Roth In-Plan Conversions	20

ARTICLE FOUR - ROLLOVER CONTRIBUTIONS
4.1	Rollover Contributions	22
4.2	Vesting of Rollover Contributions	22

ARTICLE FIVE - PARTICIPANT ACCOUNTS AND VALUATION OF FUNDS
5.1	Establishment of Participant Accounts	23
5.2	Valuation Date Adjustments	23
5.3	Investment Elections	23
5.4	Erie Indemnity Stock Fund	26
5.5	Temporary Suspension of Certain Administrative Activities	27

ARTICLE SIX - VESTING & DISTRIBUTIONS
6.1	Vesting	28
6.2	Distributions Upon Retirement or Other Termination of Employment	28
6.3	Payment of Amounts Distributed	29
6.4	Direct Rollovers	32

ARTICLE SEVEN – WITHDRAWALS AND LOANS
7.1	Withdrawals Generally	34
7.2	Hardship Withdrawal	34
7.3	Safe Harbor Distribution	35
7.4	Hardship Withdrawal Priority	35
7.5	Modifications to Hardship Withdrawal Standards	36
7.6	In-Service Withdrawals for Reasons Other than Hardship	36

7.7	Availability of Loans	37
7.8	Terms and Conditions of Participant Loans	38
7.9	Loan Accounts	40

ARTICLE EIGHT - THE TRUST FUND
8.1	Trust Agreement	41
8.2	Appointment of Independent Accountants	41
8.3	Appointment of Investment Manager	41
8.4	Role of Administrator in Operation of the Trust Fund	41
8.5	Voting of Erie Indemnity Stock	42

ARTICLE NINE - ADMINISTRATION OF THE PLAN
9.1	The Administrator	44
9.2	Powers of Administrator	45
9.3	Delegation of Duties	47
9.4	Conclusiveness of Various Documents	47
9.5	Actions to be Uniform	47
9.6	Liability and Indemnification	47

ARTICLE TEN - CLAIMS PROCEDURE AND CLAIMS LITIGATION
10.1	Claims Review Procedure	48
10.2	Determination by the Administrator Conclusive	48
10.3	Exhaustion of Administrative Remedies	48
10.4	Arbitration	49
10.5	Forum Selection	49
10.6	Deadline to File Civil Action or Demand Arbitration	49

ARTICLE ELEVEN - MISCELLANEOUS
11.1	Non-Alienation of Benefits	50
11.2	Risk to Participants and Source of Payments	51
11.3	Expenses	51
11.4	Rights of Participants	51
11.5	Statement of Accounts	52
11.6	Designation of Beneficiary	52
11.7	Payment to Incompetents	52
11.8	Authority to Determine Payee	53
11.9	Severability	53
11.10	Employer Records	53
11.11	Limitation on Contributions	53
11.12	IRC 414(u) Compliance Provision	55
11.13	Governing Law	56

ARTICLE TWELVE - AMENDMENT, TERMINATION OR MERGER OF THE PLAN
12.1	Right to Amend	57
12.2	Right to Terminate	57
12.3	Merger, Transfer of Assets or Liabilities	58

ARTICLE THIRTEEN - TOP HEAVY PROVISIONS
13.1	Top Heavy Provisions Inapplicable	59

ARTICLE ONE

DEFINITIONS

As used in this Plan, the following terms shall have the following meanings unless a different meaning is clearly required by the context. Any terms herein used in the masculine shall be read and construed in the feminine where they would so apply and any terms used in the singular shall be read and construed in the plural if so applicable.

1.1“Administrator” or “Plan Administrator” means the administrative committee described in Article Nine.

1.2“Affiliate” means any other employer which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled trade or business (as defined in Code Sections 414(b) and (c) and as modified, where appropriate, by Code Section 415(h)) or of an affiliated service group (as defined in Code Section 414(m)) or other organization described in Code Section 414(o). Each such Affiliate shall be treated as an Affiliate only during such period as it is or was an Affiliate as defined above.

1.3“Beneficiary” means any person who, by reason of a designation made by a Participant under Plan procedures or by operation of the Plan, is or will be entitled to receive any amount or benefit hereunder upon the death of such Participant. Any attempt to designate a person as Beneficiary hereunder orally, or by means other than that permitted under the Plan shall be void and have no effect.

1.4“Board” means the Board of Directors of the Company. References to actions or decisions by the Board include actions or decisions by the Board’s authorized designee.

1.5“Catch-Up Contribution” means, with respect to a given Participant, the total amount of the Participant’s Tax Deferred Catch-Up Contributions and the Participant’s Roth Catch-Up Contributions.

1.6“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.7“Company” means Erie Indemnity Company, a corporation organized and existing under the laws of Pennsylvania.

1.8“Compensation” for any period on and after January 1, 2019 means the rate of base salary or the wages paid by an Employer to an Employee during the period. For this purpose, the “rate of base salary or the wages paid” shall exclude Form W-2 income in the form of overtime compensation, bonuses, commissions, deferred compensation plan payments, severance pay under any severance benefit plan and any other form of special or extraordinary compensation, but shall include Form W-2 income paid as a lump sum in lieu of merit increase and compensation excluded from Form W-2 income because of salary reduction agreements in connection with plans described in Sections 125, 132(f)(4) or 401(k) of the Code or resulting from deferred compensation contracts for the period in question. For Plan Years beginning on and after January 1, 2015, the “rate of base salary or the wages paid” shall include an amount, determined under the Company’s vacation conversion program, that is paid to the Employee as Form W-2 income and/or is excluded from Form W-2 income on account of such Employee’s salary reduction agreement applicable to such amount. Compensation shall exclude any differential wage payments made on behalf of a Covered Employee who is on military leave. Effective for each Plan Year beginning on and after December 31, 1989, in no event shall the amount of Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after December 31, 2022, $330,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code). However, for the sole purpose of computing Plan contributions that are based on an Employee’s percentage of Compensation election, such adjusted annual limitation may be ignored; provided, the Employee does not receive a higher allocation of any type of contribution than the Employee could have received under the Plan had the adjusted annual limitation been considered.

1.9“Covered Employee” means any Employee of an Employer, excluding any such Employee whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining.

Notwithstanding any provision of the Plan to the contrary, any individual who an Employer determines to be a contract employee, independent contractor, leased employee (including a Leased Employee as defined hereunder), leased owner, leased manager, shared employee or person working under a similar classification shall not become a Covered Employee hereunder, regardless of whether any such individual is ultimately determined to be a common law employee, unless and until the Employer shall otherwise determine. An Employee shall be considered a Covered Employee only during such period in which the individual satisfies the requirements defined above.

1.9A    “Discretionary Non-elective Contribution” means the Employer contribution made pursuant to Section 3.4A.

1.9B    “DNEC Eligible Participant” means:

(a)    Each Covered Employee who is eligible to make Elective Deferrals under the Plan on April 26, 2018 or who otherwise would be eligible to make Elective Deferrals under the Plan on such date except for the six month suspension period identified in Section 7.3(c); and

(b)    Unless otherwise required by the application of guidance promulgated by the Secretary of the Treasury or his delegate, each former Covered Employee who incurred a severance from employment on or after March 21, 2018 and before April 26, 2018 under the early retirement or normal retirement provisions of the Erie Insurance Group Retirement Plan for Employees and who, immediately prior to such severance from employment, was eligible to make Elective Deferrals under the Plan.

1.10“Elective Deferral” means, with respect to a given Participant, the total amount of the Participant’s Tax Deferred Contributions and the Participant’s Roth Elective Deferrals.

1.11“Eligible Applicant” means a Participant who is actively employed with the Company or an Affiliate; provided, however, that for purposes of Sections 7.1 through 7.6, an Eligible Applicant shall also include a Participant who is on a disability leave of absence.
1.12“Employee” means any common-law employee of an Employer or an Affiliate; provided, however, that for purposes of Section 1.17 “Employee” shall include any self-employed individual performing services for an Employer or Affiliate who is treated as an employee under Section 401(c)(1) of the Code.

1.13“Employer(s)” means the Company, Erie Family Life Insurance Company, Erie Insurance Exchange, Erie Insurance Company, EI Holding Corp., EI Service Corp., Erie Insurance Company of New York, Erie Insurance Property & Casualty Company, Flagship City Insurance Company, Erie Resource Management Corp. and any other Affiliate which may adopt this Plan.

1.14“Erie Indemnity Stock” means the Class A common stock of the Company which is a qualifying employer security within the meaning of Section 407(d)(5) of ERISA.

1.15“Erie Indemnity Stock Fund” means the investment fund described in Section 5.4.

1.16“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.17“Highly Compensated” means any Employee who is a more than five percent (5%) owner of an Employer or earned $150,000 or more in Test Compensation from the Employer in the lookback year; provided, however, that such $150,000 figure shall be adjusted for cost of living at the same time and in the same manner as determined under Code Section 415(d).

1.18“Hour of Service” shall include the following:

(a)Each hour for which an Employee is directly or indirectly paid or entitled to payment from an Employer or an Affiliate as an Employee for the performance of duties during an applicable computation period (these hours must be credited to the Employee in the computation period during which the duties were performed and not when paid, if different); and

(b)Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer or an Affiliate (these hours must be credited in the computation period or periods to which the award or agreement pertains rather than that in which the payment, award or agreement was made); and

(c)Each hour for which an Employee is directly or indirectly paid or entitled to payment from an Employer or an Affiliate for reasons, such as vacation, sickness or disability, other than for the performance of duties (these hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference).

1.19“Interactive Electronic Communication” means a communication between a Participant or Beneficiary and the person or entity designated by the Administrator to perform recordkeeping and other administrative services on behalf of the Plan pursuant to a system maintained by such person or entity and communicated to each Participant and Beneficiary whereby each such individual may make elections and exercise options as described herein with respect to all or a portion of his Total Account through the use of such system and a personal identification number. If a Participant or Beneficiary (i) consents to participate in Interactive Electronic Communication procedures adopted by the Administrator and (ii) acknowledges that actions taken by him through the use of his personal identification number pursuant to the Interactive Electronic Communication procedure constitute his signature for purposes of initiating transactions such as investment option changes, and increases, decreases, and suspensions of Elective Deferrals, the Participant or Beneficiary, as the case may be, will be deemed to have given his written consent and authorization to any such action resulting from the use of the Interactive Electronic Communication system by the Participant or Beneficiary.

1.20“Leased Employee” means any person (other than an Employee of an Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. Except as provided below, any person satisfying the foregoing criteria shall be treated as an Employee. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of an Employer if: (i) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer’s non-Highly Compensated workforce.

1.21“Normal Retirement Date” means the first day of the month next following the month in which the Participant attains age 65 (his “Normal Retirement Age”).

1.22“Notice” means, unless otherwise specifically provided herein, (i) written notice on an appropriate form provided by the Administrator that is, at the discretion of the Administrator, properly completed and executed by the party giving such notice and which is delivered by hand or by mail to the Administrator or to such party designated by the terms of the Plan or by the Administrator to receive the notice, or (ii) notice provided by Interactive Electronic Communication to or from to the person or entity designated by the Administrator to perform recordkeeping and other administrative services on behalf of the Plan. The form of Notice satisfactory in any given circumstance under the Plan shall be determined by the Administrator, in its discretion, and shall be applied uniformly to all Participants and Beneficiaries. Notice to any party as provided herein shall be deemed to be given when it is actually received (either physically or by Interactive Electronic Communication, as the case may be) by the party to whom such Notice is given.

1.23“Participant” means any Covered Employee who participates in the Plan as provided in Section 3.1 and/or Section 3.4A (an “active” Participant) or as provided in Section 4.1, and further, shall include any current or former Covered Employee who has suspended his Elective Deferrals or has terminated or retired if such individual has a vested Total Account balance maintained on his behalf under the Plan.

1.24“Plan” means this Erie Insurance Group Employee Savings Plan as herein set forth with all amendments, modifications and supplements hereafter made.

1.25“Plan Year” means the calendar year.

1.26“Qualified Domestic Relations Order” or “QDRO” means any judgment, decree or order (including approval of a property settlement agreement) which is made pursuant to a State Domestic Relations Law (including a community property law) and which:

(a)    relates to provision of child support, alimony payments, or marital property rights of a Spouse, former Spouse, child or other dependent of a Participant;

(b)    recognizes or creates an alternate payee’s right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under this Plan; and

(c)    clearly specifies:

(i)    name and last known address of the Participant and of each alternate payee;

(ii)    the amount, percentage, or manner in which such could be determined, of the Participant’s benefits to be paid to such alternate payee by the Plan;

(iii)    the number of payments or time periods the QDRO covers; and

(iv)    each plan to which the QDRO applies.

A QDRO cannot require the Plan to provide a type or form of benefit, or any option not otherwise provided by the Plan, nor can it require the Plan to provide increased benefits. A QDRO cannot require payment to an alternate payee by virtue of a previous QDRO.

A written procedure will be established to determine the qualified status of domestic relations orders and to administer distributions thereunder.

1.27“Rollover Contribution” means the Rollover Contribution or Roth Rollover Contribution made by a Covered Employee pursuant to Section 4.1.

1.28“Roth Catch-Up Contribution” means, effective with respect to pay periods ending on or after January 1, 2007, or such later date as the Administrator shall determine, that portion of the Employer contribution made pursuant to Section 3.3 that is, at the election of the Participant, includible in the Participant’s gross income at the time the contribution is made.

1.29“Roth Elective Deferral” means, effective with respect to pay periods ending on or after January 1, 2007, or such later date as the Administrator shall determine, the Employer contribution made pursuant to a Participant’s election under Section 3.1(a) to contribute a stated percentage, from one percent (1%) to one hundred percent (100%) of his future Compensation in lieu of receiving such amount directly in cash and to have such amount contributed to a Designated Roth Account maintained on his behalf under the Plan. A Roth Elective Deferral shall be includible in the Participant’s gross income at the time of deferral and shall be irrevocably designated as a Roth Elective Deferral by the Participant in his election.

1.30“Roth Rollover Contribution” means that portion of a Covered Employee’s Rollover Contribution that is attributable to a designated Roth account under an eligible retirement plan.

1.31“Safe Harbor Matching Contribution” means the Employer contribution made pursuant to Section 3.4.

1.32“Spousal Consent” means a written consent given by a Participant’s Spouse to a Participant’s designation of a specified Beneficiary or Beneficiaries (including the designation of any class of Beneficiaries or any contingent Beneficiaries) under Section 11.6(a). Any Spousal Consent shall be effective only with respect to such Spouse. Such consent shall be duly witnessed by a Plan representative or a notary public and shall acknowledge the effect on the Spouse of the Participant’s election. The Participant may revoke, without limitation, any such designation without the need for Spousal Consent. Any new designation will require a new Spousal Consent. The requirement for Spousal Consent may be waived by the Administrator if it is established that there is no Spouse, the Spouse cannot be located, the Participant has a court order evidencing a legal separation from or abandonment by the Spouse, or for such other circumstances as shall be prescribed by applicable law.

1.33“Spouse” means, with respect to any Participant, the person to whom the Participant is married at a given determination date, as determined under applicable law.

1.34“Tax Deferred Catch-Up Contribution” means that portion of the Employer contribution made pursuant to Section 3.3 that is, at the election of the Participant, not includible in the Participant’s gross income at the time the contribution is made.

1.35“Tax Deferred Contribution” means the Employer contribution made pursuant to a Participant’s election under Section 3.1(a) to reduce his future taxable Compensation by a stated percentage, from one percent (1%) to one hundred percent (100%), in lieu of receiving such amount directly in cash and to have such amount contributed to a Tax Deferred Account maintained on his behalf under the Plan. Effective on and after March 1, 2013, a Tax Deferred Contribution may also mean the automatic Employer contribution made pursuant to Section 2.1(b). A Tax Deferred Contribution shall not be includable in the Participant’s gross income at the time of deferral.

1.36“Test Compensation” means, for any Plan Year, an Employee’s compensation, reported under Sections 6041 and 6051 of the Code on Form W-2, as paid by an Employer or an
Affiliate for the calendar year ending with or within such Plan Year, including any amounts contributed pursuant to a salary reduction election on behalf of a Covered Employee to a plan described in Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) of the
Code for the period in question. Test Compensation shall include any differential wage payments, as defined in Section 3401(h) of the Code, that are paid by an Employer during a period of qualified military service as defined in Section 414(u) of the Code. Test

Compensation in any given year shall not exceed the adjusted annual limitation in effect for such year (as set forth in Section 1.8), provided that such limitation shall not be applied in determining the status of an Employee as a Highly Compensated Employee. . To the extent permitted under regulations and other guidance promulgated by the Internal Revenue Service, the Administrator may elect to determine Test Compensation on a basis other than that provided above.

1.37“Total Account” means the total amounts held under the Plan for a Participant, consisting of the following accounts:

(a)“Designated Roth Account” the portion of the Participant’s Total Account consisting of Roth Elective Deferrals plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Articles Six and Seven, respectively.

(b)“Employer Account” the portion of the Participant’s Total Account consisting of employer matching contributions made under the Plan with respect to Plan Years beginning before January 1, 2001, plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Articles Six and Seven, respectively.

(c)“Rollover Account” the portion of the Participant’s Total Account consisting of Rollover Contributions other than that portion of any Rollover Contribution that is attributable to a Roth Rollover Contribution plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Articles Six and Seven, respectively.
(d)“Roth Catch-Up Account” the portion of the Participant’s Total Account consisting of Roth Catch-Up Contributions plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Article Six and Seven, respectively.
(e)“Roth Rollover Account” the portion of the Participant’s Total Account consisting of Roth Rollover Contributions plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Article Six and Seven, respectively.
(f)“Safe Harbor Matching Account” the portion of the Participant’s Total Account consisting of Safe Harbor Matching Contributions, any Discretionary Non-elective Contributions, plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Articles Six and Seven, respectively.
(g)“Tax Deferred Account” the portion of the Participant’s Total Account consisting of Tax Deferred Contributions plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Articles Six and Seven, respectively.
(h)“Tax Deferred Catch-Up Account” the portion of the Participant’s Total Account consisting of Tax Deferred Catch-Up Contributions plus (minus) any investment earnings (losses) on such contributions and less any distributions or withdrawals made from this account in accordance with Article Six and Seven, respectively.

(i)“Roth In-Plan Conversion Account”, effective on and after January 1, 2016, the portion of the Participant’s Total Account consisting of amounts converted pursuant to Section 3.9 plus (minus) any investment earnings (losses) on such amounts and less any distributions or withdrawals made from this account in accordance with Articles Six and Seven respectively.

1.38    “Trust Agreement” means the Trust Agreement entered into with a Trustee as provided in Section 8.1, together with all amendments, modifications and supplements thereto.

1.39    “Trust Fund” means the fund established under the terms of the Trust Agreement for the purpose of holding and investing the assets of the Plan. The Trust Fund shall consist of such investment funds or vehicles as the Administrator may, in its discretion, designate from time to time and may include such investments as may be selected by a Participant or Beneficiary under a self-directed “open option” arrangement authorized by the Administrator.
Nothing herein shall prohibit the Trust Fund from holding reasonable amounts of Plan assets in cash or cash equivalents in any fund or vehicle offered under the Plan. The portion of the Trust Fund to be invested in the various funds or vehicles shall be determined by Participant investment elections made pursuant to Article Five. The Administrator may, in its discretion, offer additional investment funds or vehicles to all Participants and may cease to offer any investment fund or vehicle at such time as it deems appropriate.

For period prior to June 1, 2009 or such later date as the Administrator, in its discretion, shall provide, and except as otherwise indicated, the Trust Fund shall be deemed to include that portion of a Total Account which a Participant and Beneficiary elects to invest in a group annuity contract provided by the Erie Family Life Insurance Company.

1.40    “Trustee” means the Trustee or Trustees acting as such under the Trust Agreement, including any successor or successors.

1.41    “Valuation Date” means the close of business as of each business day.
1.42    “Year of Eligibility Service” means an “Eligibility Computation Period” in which an Employee completes at least 1,000 Hours of Service.

The “Eligibility Computation Period” with respect to an Employee shall mean the 12 consecutive month period that begins on the first day on which the Employee is credited with an Hour of Service in the employment of an Employer or Affiliate (“Employment Commencement Date”) and ends on the first anniversary thereof, and each Plan Year thereafter beginning with the Plan Year that includes the first anniversary of the Employee’s Employment Commencement Date. In the

event an Employee completes 1,000 Hours of Service during the Eligibility Computation Period that begins on his Employment Commencement Date and completes 1,000 Hours of Service during the Eligibility Computation Period that begins on the January 1 that next follows his Employment Commencement Date, such Employee shall be credited with two Years of Eligibility Service.

ARTICLE TWO

PARTICIPATION

2.1Participation

(a)Any Employee shall be eligible to participate in the Plan on the first day of a pay period, provided he is a Covered Employee and is actively employed by an Employer on such date and, provided further, that he makes proper application for participation within a reasonable time prior to the start of such pay period by furnishing Notice in accordance with procedures established by the Administrator and communicated to Covered Employees.

(b)A Covered Employee who is hired on or after March 1, 2013 and who does not make an affirmative election to participate in the Plan pursuant to paragraph (a) above within the 30-day period following notice of his eligibility shall be enrolled automatically to participate in the Plan effective as of the beginning of the first pay period following the expiration of such 30-day period. Such automatic enrollment shall be at the rate of five percent (5%) of Compensation and, except as provided in Section 3.1(c) with respect to automatic increases in rates of Elective Deferrals applicable to Participants hired on and after January 2, 2018, such five percent (5%) rate shall remain in effect during such Participant’s period of employment until such time as the Participant affirmatively acts to change such percentage. The Administrator shall comply with the notice requirements of Section 414(w)(4) of the Code and may establish additional procedures, in its discretion, to administer the automatic enrollment of Covered Employees. For all purposes hereunder, contributions made pursuant to automatic enrollment hereunder shall be treated as Tax Deferred Contributions.

(c)Notwithstanding the foregoing and effective on and after January 1, 2021, any Covered Employee who is compensated on an hourly basis and who is classified by an Employer as other than a regular hourly employee shall be eligible to participate in the Plan on the first day of a pay period coincident with or next following the January 1 or July 1 on which (or which next follows the date) such Employee completes the requirements under either (i) or (ii) below, provided the Covered Employee remains a Covered Employee as of such January 1 or July 1:

(i)Attains 21 years of age and completes one Year of Eligibility Service; or
(ii)Attains 21 years of age and completes three consecutive Eligibility Computation Periods (as defined in Section 1.42) during each of which such Covered Employee has at least 500 Hours of Service.

A Covered Employee who is described in this paragraph (c) and who satisfies the conditions set forth above may participate in the Plan by making proper application for participation within a reasonable time prior to the start of a given pay period by furnishing Notice in accordance with procedures established by the Administrator and communicated to Covered Employees. The automatic enrollment provisions of paragraph (b) and the automatic increase provisions of Section 3.1(c) shall not apply to a Covered Employee who is described in this paragraph (c).

If an Employee described in this paragraph (c) is not a Covered Employee on the date he otherwise would have become eligible to participate in the Plan, such Employee shall be eligible to participate in the Plan pursuant to this Section 2.1 upon his return to employment as a Covered Employee.

(d)    Independent of the preceding provisions of this Section 2.1, a Covered Employee may participate in the Plan pursuant to the provisions of Section 3.4A.

2.2    Rehired Employees

An Employee who had been an “active” Participant in the Plan, who terminates his employment and is subsequently re-employed may become eligible to participate in the Plan under Section 3.1 on the first day of any pay period following re-employment, provided he is a Covered Employee and is actively employed by an Employer on such date and, provided further, that he makes proper application for participation within a reasonable time prior to the start of such pay period by furnishing Notice in accordance with procedures established by the Administrator and communicated to Covered Employees. The automatic enrollment provisions of Section 2.1(b) and the automatic increase provisions of Section 3.1(c) shall not apply in connection with the re-employment of a Covered Employee.

2.3    Employment Transfers

(a)    Upon the transfer of a Covered Employee to other employment with an Employer or Affiliate whereby he ceases to be a Covered Employee hereunder, such individual’s ability to have Elective Deferrals made to the Plan on his behalf (and to receive Safe Harbor Matching Contributions) with respect to Compensation earned on and after this date of transfer shall cease and such Participant shall be considered an “inactive” Participant under the Plan.

(b)    Upon the transfer of an individual from other employment with an Employer or Affiliate such that the individual becomes a Covered Employee hereunder, such individual shall be eligible to participate in the Plan as provided in Section 2.1 hereof and, except for individuals who transfer to the employment classification described in Section 2.1(c), the automatic enrollment provisions of Section 2.1(b) and the automatic increase provisions of Section 3.1(c) shall apply following such transfer.

2.4    Covered Employees Returning from Leave

Effective January 2, 2018, as soon as administratively practicable following the return of a Covered Employee from a leave of absence which has resulted in a suspension of such Covered Employee’s Elective Deferrals, the Administrator shall reinstate the Elective Deferral election of the Covered Employee that was in effect immediately before the suspension of the Elective Deferrals. The Elective Deferrals of such a Covered Employee shall be increased automatically as of the March 1 that next follows the Covered Employee’s return from the leave of absence, and as of each March 1 thereafter, in accordance with the procedures provided in Section 3.1(c).

Any such action of the Administrator, however, shall be subject to a Covered Employee’s affirmative election in accordance with Section 3.8(a).

ARTICLE THREE

EMPLOYER CONTRIBUTIONS

3.1Elective Deferrals

(a)    Each Covered Employee who is eligible to participate in the Plan and who has elected to become a Participant (in accordance with Section 2.1(a)) may, at the time of making application to become a Participant, elect to make Elective Deferrals in a fixed, whole percentage, from one percent (1%) to one hundred percent (100%) of Compensation otherwise payable to such Covered Employee in future pay periods. Effective on and after January 2, 2018, a Participant may elect to have his Elective Deferrals automatically increased at such time or times as provided in such election. Any such election shall be made in accordance with procedures adopted by the Administrator and communicated to Participants.

Subject to the automatic enrollment provisions of Section 2.1(b) and the limitations set forth in Sections 3.2 and 11.11, Elective Deferrals shall be made pursuant to the Participant’s election and shall be designated as either Tax Deferred Contributions or Roth Elective Deferrals in accordance with such election; providing however, that the Administrator, in its discretion may authorize at any time a suspension or reduction of Elective Deferrals, or any part thereof, with respect to any Participant. Elective Deferrals shall be withheld by the Participant’s Employer each pay period by regular payroll deduction in accordance with the Employer’s payroll withholding procedures and shall be credited to the Participant’s Tax Deferred Account or Designated Roth Account as of the date the contributions are received by the Trustee or otherwise deposited in the Trust Fund. Such contributions shall be deposited in the Trust Fund as soon as such amounts can reasonably be segregated from the Employer’s general assets.

    In all events, a Covered Employee who is eligible to participate in the Plan pursuant to Article Two shall be permitted to (i) begin making Elective Deferrals, (ii) change an existing election to make Elective Deferrals, and (iii) cease making Elective Deferrals at least once each Plan Year.

(b)    Effective for each Plan Year beginning on and after January 1, 2015, a Covered Employee may make an annual, one-time election to convert a portion of the vacation accrued on his behalf into cash and/or an Elective Deferral. Such Covered Employee election shall be given effect provided that such election is made in a manner satisfactory to the Administrator during the election period described in subparagraph (i) below, the Covered Employee satisfies the eligibility requirements of subparagraph (ii) below, and, provided further, that the total amount of vacation accrual converted into cash and/or an Elective Deferral for any given Plan Year shall not exceed the maximum vacation conversion amount described in subparagraph (iii) below. Any payment in cash or Elective Deferral to the Plan pursuant to an election under this Section 3.1(b) shall be made at the time or times provided in subparagraph (iv) below.

(i)    A Covered Employee must make the election under this Section 3.1(b) during an election period established by the Company. Such election period shall begin and end in the calendar year that precedes the beginning of the Plan Year for which the election is being made. Such election shall state the number of accrued vacation hours the Covered Employee wishes to convert during such Plan Year, subject to the limitations of subparagraph (iii) below, and his choice of conversion medium (cash, Elective Deferral, or both as delineated on the basis of hours or other reasonable criteria established by the Company). A Covered Employee may not change or discontinue his election after the election period for such Plan Year ends. Any election under this Section 3.1(b) shall be made in such manner provided by the Company and communicated to Covered Employees.

(ii)    Notwithstanding subparagraph (i) above, a Covered Employee’s election to convert an amount of vacation accrual into cash and/or an Elective Deferral shall be given effect only if the Covered Employee has used a minimum allotment of his accrued vacation during the Plan Year for which the election has been made, as determined under the Company’s vacation conversion program as of the Vacation Conversion Date applicable to such Covered Employee, as determined under subparagraph (iv) below. The Company, in its sole discretion, shall determine whether a Covered Employee has used a minimum allotment of accrued vacation as of any given time.

(iii)    Any Covered Employee who chooses to convert accrued vacation under this Section 3.1(b) shall designate, in his election under subparagraph (i) above, to convert an amount not less than one hour of accrued vacation and not more than such amount permitted under the Company’s vacation conversion program.

(iv)    The conversion of accrued vacation into a cash payment and/or an Elective Deferral on behalf of a Covered Employee who satisfies the terms of this Section 3.1(b) shall occur as of the Vacation Conversion Date applicable to the Covered Employee. For purposes hereof, the “Vacation Conversion Date” applicable to a Covered Employee means the June 1 or October 1 of the Plan Year for which the election has been made and which next follows the date the Covered Employee has used a minimum allotment of accrued vacation as described in subparagraph (ii). For any given Plan Year, there shall not exceed one Vacation Conversion Date applicable to a given Covered Employee. The amount of accrued vacation that is actually converted into a cash payment and/or an Elective Deferral on behalf of a Covered Employee as of a Vacation Conversion Date shall not exceed the amount of accrued vacation credited to such Covered Employee as of the Vacation Conversion Date applicable to such Covered Employee. To the extent that a Covered Employee who makes an election under this Section 3.1(b) terminates employment with an Employer before the Vacation Conversion Date applicable to the Covered Employee or fails to use a minimum allotment of accrued vacation as of the October 1 of the Plan Year for which the election has been made, the Covered Employee’s entire election under this Section 3.1(b) shall be nullified and any opportunity to convert accrued vacation for such Plan Year shall be forfeited.

    Although an Elective Deferral made under this Section 3.1(b) shall be independent from other Elective Deferrals under the Plan, such an Elective Deferral shall be treated as an Elective Deferral for all purposes hereunder, including without limitation, the dollar limitation described in Section 3.2 and eligibility for Safe Harbor Matching Contributions under Section 3.4.

(c)The Elective Deferrals of a Participant who is hired on or after January 2, 2018 and who is making Elective Deferrals at a rate greater than 0% and less than 10% shall be increased automatically as of the March 1 that next follows such Participant’s date of hire by at least six months, and as of each subsequent March 1 thereafter. Such automatic rate of increase shall be one percent (1.0%) of the Participant’s Compensation as of the given March 1 and such automatic rate of increase shall remain in effect for each subsequent March 1 until the Participant’s rate of Elective Deferrals is equal to ten percent (10%) of Compensation; provided, however, that effective January 1, 2023, a Participant enrolled in the automatic increase provisions of the Plan shall have Elective Deferrals continue to increase automatically beyond ten percent (10%) of Compensation until the Participant’s rate of Elective Deferrals is equal to fifteen percent (15%) of Compensation, and provided further, the Participant may affirmatively elect to change such automatic rate of increase, or to decline an automatic increase, at any time in accordance with the provisions of Section 3.8(a).

(d)Elective Deferrals constitute Employer contributions under the Plan and are intended to qualify as elective contributions under Sections 401(k) and 402A of the Code. Elective Deferrals may be made only with respect to an amount which the Participant could otherwise elect to receive in cash and which is not currently available to the Participant as of the date an election specified in this Section 3.1 is made. In the event a Participant has no Compensation for any payroll period, no Elective Deferral may be made for such period.”

3.2Dollar Limitation on Elective Deferrals

(a)    Any provision of this Plan to the contrary notwithstanding, no Employer shall be permitted, during any calendar year, to make, with respect to such calendar year, Elective Deferrals on behalf of a Participant under the Plan (when combined with the Participant’s elective deferrals under any other plans, contracts, or arrangements) that will exceed the limitation in affect for such year under Section 402(g)(1) of the Code, as adjusted in accordance with Section 402(g)(4) of the Code. Make-up contributions on account of qualified military service under Section 414(u) of the Code shall not be recognized as elective deferrals for purposes of this section.

(b)    In the event any amount of Elective Deferrals for a calendar year exceeds the limitation applicable under this Section 3.2 for such calendar year, such excess amount (hereafter described for purposes of this Section, as “Excess Deferrals”), as adjusted for any income or loss allocable thereto in accordance with regulations, shall to the extent possible be distributed to such Participant, as provided in subparagraphs (i), (ii), (iii) and (iv) below:

(i)    At a date not later than the March 1st of the calendar year immediately following the calendar year to which such Excess Deferrals are attributable, any Participant to whom this Section 3.2 applies may notify, in writing, the Administrator by submitting a form as may be provided by the Administrator which shall specify the amount of the Participant’s Excess Deferrals for the given calendar year and shall contain a certified statement by the Participant indicating that if such amount is not distributed, such Excess Deferrals will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Elective Deferrals occurred.

Notwithstanding the foregoing and solely for the purpose of facilitating a distribution of Excess Deferrals as required by regulation, in the event a Participant has Excess Deferrals in a given year calculated by taking into account his Elective Deferrals hereunder and his elective deferrals under any other plan, contract, or arrangement maintained by an Employer or Affiliate, the Participant will be deemed to have notified the Administrator in the manner provided in this subparagraph.

(ii)    At a date not later than the April 15 of the calendar year immediately following the calendar year to which such Excess Deferrals are attributable, the Plan may distribute to the Participant the amount of the Excess Deferrals allocated to the Plan as adjusted for any income or loss allocable to such excess. Any Excess Deferrals distributed pursuant to this subparagraph that have not previously been included in income are to be included in the gross income of the Participant for the year to which such Excess Deferrals relate. Any income that is allocable to Excess Deferrals (as determined in accordance with rules promulgated by the Secretary of the Treasury or his delegate) that is distributed pursuant to this subparagraph is to be included in the gross income of the Participant for the year in which such amount is distributed. In making a distribution as permitted under this Section, the Administrator shall first allocate the Excess Deferral to any Roth Elective Deferrals for such year and shall allocate the Excess Deferral to Tax Deferred Contributions only to the extent the Excess Deferral exceeds such Roth Elective Deferrals. The Administrator shall designate the distribution as that consisting of Excess Deferrals within the meaning of Section 402(g)(1) of the Code. Any distribution of less than the entire amount of Excess Deferrals plus income or loss attributable to such deferral contributions shall be treated as a pro rata distribution of such excess deferral contributions and income/loss. No corrective distribution under this Section shall be recognized for purposes of determining whether the minimum distribution requirements of Section 401(a)(9) of the Code are satisfied with respect to any Participant.

(iii)Any distribution in accordance with this Section 3.2 shall be made without regard to any notice or consent otherwise required under Sections 411(a)(11) or 417 of the Code.

3.3Catch-Up Contributions
(a)A Participant who is a Covered Employee and who is age 50 or older at any time during a given Plan Year shall be eligible to elect to make a Tax Deferred Catch-Up Contribution for such Plan Year or, for Plan Years beginning on and after January 1, 2007, a Roth Catch-Up Contribution for such Plan Year. Such election shall be made, and may be changed prospectively, in accordance with procedures adopted by the Administrator and communicated to Covered Employees.
(b)A Catch-Up Contribution is an Employer contribution that is actually made on behalf of a Participant described in Section 3.3(a) whose Elective Deferrals for the give Plan Year are otherwise limited as provided in Section 3.2. and that is in an amount that does not exceed the dollar limit under Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code. A Catch-Up Contribution is not taken into account for purposes of the limitations provided in Sections 3.2 and 11.11 of the Plan and the Plan shall not be treated as failing the requirements identified in Section 414(v)(3) of the Code, as applicable, by reason of such Catch-Up Contributions.

3.4Safe Harbor Matching Contributions

(a)The Employer shall contribute an amount to the Trust Fund equal to the sum of those amounts individually determined with respect to each Participant, as follows:

(i)One hundred percent (100%) of the Elective Deferrals made with respect to the Participant during such pay period which do not exceed three percent (3%) of the Participant’s Compensation during such pay period; and

(ii)Fifty percent (50%) of the Elective Deferrals made with respect to the Participant during such pay period which exceed three percent (3%), but do not exceed five percent (5%), of the Participant’s Compensation during such pay period.

Such contributions shall be designated as Safe Harbor Matching Contributions and shall be 100% vested and nonforfeitable when made. The Employer shall make Safe Harbor Matching Contributions as soon as practicable following the end of the pay period to which they relate and such contributions shall be credited to Participants’ Safe Harbor Matching Accounts as of the date they are received by the Trustee or otherwise deposited in the Trust Fund. Notwithstanding the foregoing provisions, Catch-Up Contributions shall be treated as Elective Deferrals under this Section 3.4 solely to the extent a Participant’s Elective Deferrals (exclusive of Catch-Up Contributions) for a given Plan Year do not equal or exceed five percent (5%) of the Participant’s Compensation during the Plan Year and provided that any such inclusion of Catch-Up Contributions in Elective Deferrals will not cause the amount of Elective Deferrals that are recognized for purposes of the Safe Harbor Matching Contribution formula to exceed five percent (5%) of the Participant’s Compensation during the Plan Year. The Safe Harbor Matching Contribution made on behalf of each Participant shall be adjusted as of the last day of a Plan Year to ensure that the actual Safe Harbor Matching Contribution made equals the appropriate percentages set forth in this Section 3.4(a), as determined on the Plan Year basis.

(b)Effective with respect to each Plan Year in which the provisions of Section 3.4 are applicable, the Administrator shall provide Notice during the “Safe Harbor Notice Period” (as hereinafter defined) to each Covered Employee who is eligible to participate in the Plan during such Plan Year. Such Notice shall describe the following:

(i)The formula used to determine the Safe Harbor Matching Contribution to be made on behalf of such Employee for such Plan Year;

(ii)Any requirements that such Employee must satisfy to become entitled to receive such contributions;

(iii)The type and amount of Compensation that may be deferred under the Plan as Elective Deferrals and Catch-Up Contributions;

(iv)The procedures for making or changing an election to make Elective Deferrals and Catch-Up Contributions, including the periods available for making or changing such elections;

(v)The withdrawal and vesting provisions applicable to contributions under the Plan; and

(vi)A means by which Covered Employees may easily obtain additional information about the Plan.

For purposes hereof, the “Safe Harbor Notice Period” shall mean a period beginning 90 days before the first day of the applicable Plan Year and ending 30 days before the first day of the applicable Plan Year; provided, however, with respect to a Covered Employee who becomes eligible to participate in the Plan during a given Plan Year in which the provisions of Section 3.4 are applicable, the “Safe Harbor Notice Period” shall begin 90 days before the day such Employee may first participate in the Plan and shall end on the day such Employee may first participate in the Plan.

(c)The Employer elects to treat the Plan as automatically satisfying the nondiscrimination in amount of employer contribution requirements of Section 401(a)(4) of the Code. Notwithstanding any provision of this Section 3.4 to the contrary, the Employer reserves the right to suspend future Safe Harbor Matching Contributions at any time provided that the procedures for implementing such suspension are consistent with Section 1.401(k)- 3(g) of the Income Tax Regulations.
3.4A    Discretionary Non-elective Contribution

The Employer shall contribute to the Trust Fund, on behalf of each DNEC Eligible Participant, a one-time discretionary, non-elective contribution of $1,000. The Employer shall make such contributions as soon as reasonably practicable following the April 26, 2018 allocation date applicable to such contributions. Such non-elective contributions shall be credited to DNEC Eligible Participants’ Safe Harbor Matching Accounts as of the date they are received by the Trustee or otherwise deposited in the Trust Fund and, for purposes of determining the applicability of Plan features regarding such contributions, shall be treated equivalent to Safe Harbor Matching Contributions. Such non-elective contributions shall be100% vested and nonforfeitable when made.

3.5Source of Employer Contributions

(a)    The Employer shall make all contributions to the Plan without regard to current or accumulated net profits. Notwithstanding the foregoing, for purposes of Sections 401(a)(27) and 401(k) of the Code, the Plan shall continue to be considered a profit sharing plan. Effective January 1, 2007, this Plan is also intended to be a qualified Roth contribution program under Section 402A of the Code. All Employer contributions shall be made in cash and shall be conditioned on the deductibility of the contribution.

(b)    Any provision of the Plan to the contrary notwithstanding, the total Employer contribution made with respect to any Plan Year, when added to any other contributions made by the Employer to a plan qualified under Section 401(a) of the Code, shall not exceed such amount which is deductible for such Plan Year pursuant to Sections 404(a)(3) or 404(a)(7) of the Code. In any event, all contributions for a Plan Year shall be paid within the regular or extended time for filing the Employer’s federal income tax return for the fiscal year which includes the Plan Year end.

3.6Investment of Employer Contributions

The Employer contributions made on behalf of a Participant shall be invested by the Trustee in accordance with the Participant’s election under Sections 5.3(a) and 5.4(a).

3.7Recovery of Contributions

Except as provided in this Section 3.7, the assets of the Plan shall never inure to the benefit of an Employer or Affiliate and shall be held for the exclusive purpose of providing benefits under the Plan and defraying reasonable expenses of the Plan. However, no provision of this Plan shall:

(a)    prohibit the return of a contribution to an Employer or a Participant within one year after payment if such contribution was made by a mistake of fact; or

(b)    prohibit the return of a contribution that is determined to be nondeductible (to the extent disallowed as a deduction);

provided, however, in the case of the return of a contribution which was made as a result of a mistake of fact, the amount which shall be returned is the excess of the amount contributed over the amount which would have been contributed had the mistake of fact not occurred. Further, in the case of the return of a contribution that is determined to be nondeductible, and in the case of a contribution made as the result of a mistake of fact, earnings attributable to the excess contribution may not be returned, but losses attributable thereto must reduce the amount to be returned. Further, in both such cases, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer will be limited so as to avoid such reduction.

3.8Other Provisions Relating to Employer Contributions

(a)    Except as otherwise provided in accordance with procedures adopted by the Administrator and communicated to applicable Participants, a Participant may as of any time:

(i)suspend the Elective Deferrals and/or Catch-Up Contributions being made on his behalf;

(ii)increase or decrease the rate of Elective Deferrals and/or Catch-Up Contributions made on his behalf or have such contributions resumed after a period of suspension;

(iii)change the allocation of the Elective Deferrals made on his behalf from Tax Deferred Contributions to Roth Elective Deferrals, or vice versa; or

(iv)change the allocation of the Catch-Up Contributions made on his behalf from Tax Deferred Catch-Up Contributions to Roth Catch-Up Contributions, or vice versa.

Such suspension or change in rate or allocation shall be effective as of the first day of the pay period next following the date the Participant delivers Notice of the same to the Administrator, provided such Notice is delivered to the Administrator in such time as to allow the Administrator a reasonable period within which to act on the election contained therein.

During any period of suspension, regardless of the length of its duration, the Participant’s Account shall be maintained in accordance with the procedure set forth in Article Five.

(b)    In the event Safe Harbor Matching Contributions have been made with respect to Elective Deferrals that are subsequently determined to fail to meet the annual dollar limitation specified in Section 3.2(a) (and if such Excess Deferrals are distributed pursuant to Section 3.2(b)), such Safe Harbor Matching Contributions (and any income or loss attributable thereto determined in accordance with regulations) shall be forfeited and applied to reduce future Safe Harbor Matching Contributions.

3.9Roth In-Plan Conversions

Effective for Plan Years beginning on and after January 1, 2016, a Participant may elect to have all or any portion of his Accounts under Sections 1.37(c), (f), (g), (h) and, if the Participant has attained age 59-1/2, under Section 1.37(b), other than any portion of such Accounts that is part of an outstanding loan, converted to a Roth account under Section 402A of the Code (such process herein called a “Roth In-Plan Conversion”). Any Roth In-Plan Conversion shall be effected within such time and in accordance with such procedures as are designated by the Administrator and communicated to Participants and the resulting Roth In-Plan Conversion Account shall be separately accounted for and maintained as necessary for the proper reporting thereof. Any investment, withdrawal, or distribution restrictions applicable to amounts that are to be converted under this Section 3.9 shall continue to be subject to those same restrictions after the conversion. If a Participant makes an election pursuant to this Section 3.9, such election shall be irrevocably designated as being made pursuant to, and intended to comply with, Section 402A of the Code, and the value of Accounts converted in the Roth In-Plan Conversion shall be included in the Participant’s gross income for the taxable year in which the conversion is made.

ARTICLE FOUR

ROLLOVER CONTRIBUTIONS

4.1Rollover Contributions

(a)Under such rules and procedures as the Administrator may establish, any Covered Employee may make a cash Rollover Contribution to this Plan of all or a portion of the amount received by the Covered Employee in the form of an eligible rollover distribution from an eligible retirement plan (as such terms are defined in Section 6.4); provided, however, that the Plan shall not accept (i) a rollover of after-tax employee contributions; (ii) a rollover from an individual retirement account or annuity that is other than a conduit IRA, as determined by the Administrator, or (iii) a rollover from such other source, and/or under such circumstances, as the Administrator, in its discretion, shall determine to be ineligible. Effective January 1, 2007, that portion of a Rollover Contribution that is attributable to a designated Roth account under an eligible retirement plan shall be accepted provided it meets the other requirements of this section and is made as a direct rollover to a Roth Rollover Account hereunder. Such Roth Rollover Contribution shall be subject to separate accounting, including accounting for the amount of such contribution not includable in income. Any portion of a Rollover Contribution that is not a Roth Rollover Contribution and that is accepted by the Administrator shall be allocated to a Rollover Account established on behalf of the Covered Employee. No Rollover Contribution may be made to the Plan unless the Covered Employee had demonstrated to the Administrator’s satisfaction that the contribution satisfies the conditions for tax-free rollover treatment under the applicable provisions of the Code.

(b)In the event the Administrator has reasonably concluded that an amount may be accepted by the Plan as a Rollover Contribution under Section 4.1(a) but later determines that all or a portion of such amount fails to satisfy the provisions of Section 4.1(a), the Administrator shall cause such ineligible amount and related investment earnings to be distributed to the Covered Employee (or, if applicable, Beneficiary) as soon as administratively feasible.

4.2Vesting of Rollover Contributions

Amounts contributed under Section 4.1 hereof shall at all times be 100% vested.

ARTICLE FIVE

PARTICIPANT ACCOUNTS AND VALUATION OF FUNDS

5.1Establishment of Participant Accounts

(a)    There shall be established and maintained for each Participant a Total Account. A Total Account may consist of the following accounts:

(i)a Tax Deferred Account;
(ii)a Safe Harbor Matching Account;
(iii)an Employer Account;
(iv)a Rollover Account;
(v)a Tax Deferred Catch-Up Account;
(vi)a Designated Roth Account;
(vii)a Roth Catch-Up Account;
(viii)a Roth Rollover Account; and

(ix)for periods on and after January 1, 2016, one or more Roth In-Plan Conversion Accounts.

(b)    Within each of the accounts listed in Section 5.1(a) that are applicable to a given Participant, separate records shall be kept of the portion, if any, of each account invested in each investment fund or vehicle then offered under the Plan. The Administrator may adopt rules, consistent with income tax regulations, that designate certain accounts as constituting a separate contract for purposes of Section 72 of the Code.

5.2Valuation Date Adjustments

As of each Valuation Date, each Participant’s balance in his various accounts shall be adjusted in accordance with the valuation procedure adopted by the Administrator.

5.3Investment Elections

(a)    When a Covered Employee submits his application to become a Participant, he shall give Notice regarding the investment of contributions to be made on his behalf under the Plan. Such Notice shall be provided to the Administrator or its designee within such time and in accordance with such means as are designated by the Administrator and communicated to Participants and Covered Employees. Subject to such procedural rules as may be established by the Administrator from time-to-time, such Notice shall specify, in 1%

increments from 0% to 100%, the percentage of each applicable contribution source which is to be invested in each investment option then made available.

A Covered Employee who is enrolled automatically in the Plan pursuant to Section 2.1(b) and who does not give Notice to the Administrator or its designee regarding the investment of the Tax Deferred Contributions and/or the Safe Harbor Matching Contributions to be made on his behalf hereunder shall be deemed to have chosen to invest such contributions in such default fund as is set forth in the Trust Agreement or as otherwise determined by the Administrator.

A Participant may change the investment elections or default investment elections made under this Section 5.3(a) at any time by giving Notice to the Administrator or its designee within such time and in accordance with such means as are designated by the Administrator and communicated to Participants and Covered Employees. Such Notice of change shall be subject to the procedural specifications set forth above (and, if applicable, subject to the limitations set forth in Section 5.4) and, except as may otherwise be provided in the Trust Agreement, shall be effective with respect to contributions received by the Trustee (or otherwise deposited into the Trust Fund) as of the Valuation Date on which the Notice is received or as of the next following Valuation Date, in accordance with procedures established by the Administrator, and communicated to Participants and Covered Employees.

    A Covered Employee making a Rollover Contribution shall give Notice regarding the investment of such contribution. Such Notice shall be delivered on or prior to the date the Rollover Contribution is effective and shall specify, in 1% increments from 0% to 100%, the percentage of the Rollover Contribution to be invested in each investment option which is then made available for the investment of Rollover Contributions. To the extent that the Covered Employee does not give Notice to the Administrator or its designee regarding the investment of the Rollover Contribution the Covered Employee shall be deemed to have chosen to invest such contributions in such default fund as is set forth in the Trust Agreement or as otherwise determined by the Administrator.

(b)    Each Participant and Beneficiary shall have the opportunity to change the manner in which the Total Account maintained on his behalf under the Plan is invested. Such opportunity shall be exercised by giving Notice to the Administrator or its designee within such time and in accordance with such means as are designated by the Administrator and communicated to Participants, Covered Employees and affected Beneficiaries. Subject to such procedural rules as may be established by the Administrator from time-to-time, such Notice shall specify, in a whole dollar amount or in 1% increments from 0% to 100%, the dollar amount, or percentage, of the Total Account maintained on behalf of the Participant or Beneficiary which is to be invested in each investment option then made available. Except as may otherwise be set forth in the Trust Agreement, such Notice shall be effective as of the Valuation Date on which the Notice is received by the Trustee or as of the next following Valuation Date, in accordance with procedures established by the Administrator and communicated to Participants, Covered Employees and affected Beneficiaries. Notwithstanding any provision of this paragraph (b) to the contrary, (i) the election under this Section 5.3(b)

shall be subject to any contractual limitations imposed on the direct transfer of assets between given investment funds or such other reasonable limitation on exchanges as may be agreed to between the Administrator and the person or entity designated by the Administrator to perform administrative services on behalf of the Plan (ii) the election under this Section 5.3(b) shall be subject to any regulatory restrictions on transfers, as determined by the Administrator, in its discretion, (iii) prior to March 1, 2009 or such later date as the Administrator, in its discretion shall provide, in no event shall any portion of the Total Account maintained on behalf of a Participant or Beneficiary in the Erie Family Life Group Annuity Fund be transferred to any other investment fund and (iv) in no event shall any portion of the Total Account maintained on behalf of a Participant be transferred to the Erie Indemnity Stock Fund.

(c)    Any investment elections or changes in elections under this Section 5.3 may be limited or delayed by the Administrator or Trustee, if, in the judgment of such party, giving immediate effect to such elections would adversely affect the Total Account balances of a significant number of Participants.

(d)    In the event a Participant’s, Covered Employee’s or Beneficiary’s investment election under the Plan is incomplete, the Participant, Covered Employee or Beneficiary will be deemed to have chosen to invest in such default fund as is set forth in the Trust Agreement or as otherwise determined by the Administrator.

(e)Any investment election or deemed investment election under the Plan shall remain in effect until changed by an election under this Section. Notwithstanding any provision of this Article Five to the contrary, the Administrator, in its discretion, may offer such investment options to Participants and Beneficiaries as it deems appropriate and may cease to offer any such options as it deems appropriate. In the event the Administrator decides to discontinue offering an investment option under the Plan, those Participants on whose behalf Total Accounts are being maintained that are invested in the discontinued investment option may be required, at the discretion of the Administrator, to have affected amounts consolidated with (or “mapped” to) a replacement investment option selected by the Administrator or may be provided an opportunity to designate, from such selection of investment options as may be offered by the Administrator, an investment option or options as a replacement for the investment option being discontinued. Any such designation by a Participant shall be made in accordance with paragraph (b) above. If a Participant who is affected by the discontinuation of an investment option fails to make any replacement designation offered in this paragraph (e), the Participant’s interest in such discontinued fund, shall be consolidated with (or “mapped” to) such replacement investment option selected by the Administrator, in its discretion. Any changes under this paragraph (e) shall take effect as of such times and under such rules as shall be established by the Administrator.
(f)Each Participant, Covered Employee and Beneficiary is solely responsible for the selection of his investment option. The Trustee, the Administrator, the Employer, and the directors, officers, supervisors and other employees of the Employer are not empowered to advise a Participant, Covered Employee or Beneficiary as to the manner in which any portion of his Total Account shall be invested. The fact that an investment option is available under the Plan shall not be construed as a recommendation for investment in that investment option.

(g)The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. As a consequence, Plan fiduciaries shall be relieved of liability for any losses resulting from any investment election by a Participant and/or Beneficiary to the fullest extent permitted by law.

5.4Erie Indemnity Stock Fund

The provisions of this Section shall become applicable to the extent to which Participants’ and Beneficiaries’ Employer Accounts and/or Safe Harbor Matching Accounts under the Plan are invested in the Erie Indemnity Stock Fund.

(a)    The Administrator shall make available under the Plan an investment fund which shall consist exclusively of Erie Indemnity Stock; provided, however, that in the discretion of the Trustee, within guidelines set by the Administrator, a portion of such fund may be held in short-term interest-bearing investments or cash pending purchase of Erie Indemnity Stock and to provide sufficient liquidity for exchanges out of the fund, withdrawals and loans. Such investment fund shall be referred to as the “Erie Indemnity Stock Fund.” Except as otherwise provided in this Section 5.4, a Participant shall be permitted to invest all or a portion of the Safe Harbor Matching Contributions, made on his behalf in the Erie Indemnity Stock Fund in accordance with the provisions of Section 5.3. A Participant shall not be permitted to invest any portion of the Elective Deferrals or Catch-Up Contributions made on his behalf in the Erie Indemnity Stock Fund nor shall any Participant or Covered Employee be permitted to invest any portion of a Rollover Contribution in the Erie Indemnity Stock Fund. No Participant, Covered Employee or Beneficiary may transfer any portion of the Total Account maintained on his behalf to the Erie Indemnity Stock Fund. For purposes of implementing Participant investment elections under Section 5.3, or a Participant’s or Beneficiary’s distribution election under Section 6.3, the Trustee may, in its discretion, purchase or sell Erie Indemnity Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further that, no commission shall be charged to or paid by the Plan with respect to any purchase or sale of Erie Indemnity Stock between the Plan and a party in interest (as defined in Section 3(14) of ERISA). Any distributions, dividends or other income received by the Trustee with respect to the Erie Indemnity Stock Fund shall be reinvested by the Trustee in the Erie Indemnity Stock Fund.

(b)    The restrictions contained in this paragraph (b) shall apply to that portion of the Employer Accounts and/or Safe Harbor Matching Accounts maintained on behalf of Participants or Beneficiaries which are invested in the Erie Indemnity Stock Fund and, if and to the extent necessary, any election made by a Participant or Beneficiary under the Plan shall be deemed modified to be consistent with this paragraph (b).

Notwithstanding the provisions of Section 5.4 and Articles Seven and Fourteen:

(i)No Participant or Beneficiary shall, on the basis of material nonpublic information with respect to the Company or its affiliates, make an election permitted by that Section or those Articles if (1) such election would result in an exchange into or out of, loans from, withdrawals from, or an increase or decrease in the amount of contributions to the Erie Indemnity Stock Fund, and (2) the transaction resulting from such election is prohibited by Rule 10b-5.
(ii)    No officer shall make an election permitted by that Section or those Articles if such election would result in a transaction involving the Erie Indemnity Stock Fund which is not an exempt transaction pursuant to Rule 16b-3.

For purposes of this paragraph (b), the terms “Rule 10b-5” and “Rule 16b-3” shall mean the rules, as amended, having those designations promulgated by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the terms “affiliate” and “officer” shall have the meanings set forth in Rule 12b-2 and Rule 16a-1(f), respectively, both as so promulgated and amended.

(c)    Notwithstanding anything in this Article Five to the contrary, Participants and Beneficiaries whose Total Account consists of Erie Indemnity Stock Fund shall be offered the opportunity to divest any amount held in the Erie Indemnity Stock Fund into such other investment options at any time as herein provided. At least three investment options (other than the Erie Indemnity Stock Fund) shall be offered at all times to Participants and Beneficiaries. Each such investment option shall be diversified and have materially different risk and return characteristics. Except as provided in Treasury Regulations Section 1.401(a)(35)-1(e)(2) and (3), restrictions (either direct or indirect) or conditions will not be imposed on investments held in the Erie Indemnity Stock Fund if such restrictions or conditions are not imposed on the investment in other Plan assets.

5.5Temporary Suspension of Certain Administrative Activities

In the event of a change in the investment options available under the Plan, a change in vendors providing services to the Plan, or a change in the Plan’s administrative procedures, the Administrator may establish procedures for temporarily suspending certain activities under the Plan, as the Administrator may determine are necessary or appropriate, in its discretion. Such temporary suspension shall be conditioned upon any notification to Participants required by law. The activities that may be suspended include, but are not limited to, changes in Elective Deferrals, Rollover Contributions, investment elections or transfers, distributions, in-service withdrawals and loans.

ARTICLE SIX

VESTING & DISTRIBUTIONS

6.1Vesting

A Participant shall be fully vested in all contributions made and investment earnings credited under the provisions of the Plan.

6.2Distributions Upon Retirement or Other Termination of Employment

(a)Subject to the provisions of paragraph (b) below, upon the termination of a Participant’s employment with the Company and Affiliates for any reason, the Participant (or, if the Participant is deceased, his Beneficiary) shall be paid the entire vested Total Account maintained on behalf of the Participant as provided in subparagraph (i), (ii) or (iii) below:

(i)If the vested Total Account exceeds $3,500 as of the determination date chosen by the Administrator or its designee, the Participant (or Beneficiary) may elect, in such manner as provided by the Administrator or its designee, to either take or commence an immediate distribution of such vested Total Account in a form permitted under Section 6.3 or to defer receipt of the same until a later date, but not beyond the end of the calendar year in which the Participant attains age 72 (age 70-1/2 with respect to a Participant born before July 1, 1949) and not beyond such other required commencement date under Section 401(a)(9) of the Code. The failure of any terminated Participant (or terminated Participant’s Beneficiary) to make an election with respect to a vested Total Account in excess of the $3,500 threshold shall be deemed an election by the Participant (or Beneficiary) to defer receipt of such vested Total Account. A Participant or Beneficiary who elects (or is deemed to have elected) to defer receipt of the vested Total Account may request a distribution of the vested Total Account in a form permitted under Section 6.3 at a subsequent date permitted under Section 401(a)(9) of the Code. Pending distribution of his Total Account, such Participant or Beneficiary shall be permitted to change the manner in which such Total Account is invested in accordance with Section 5.3(b).
(ii)If the vested Total Account does not exceed $3,500 as of the determination date chosen by the Administrator or its designee, such vested Total Account shall be paid in a lump sum to the Participant (or Beneficiary) on the conditions that the Participant (or Beneficiary) is alive as of the applicable payment date and, except as otherwise provided in this subparagraph (ii), that the Participant (or Beneficiary) affirmatively elects payment in cash or as a direct rollover. If the vested Total Account maintained on behalf of the Participant (or Beneficiary) does not exceed $1,000 as of the applicable determination date and the Participant (or Beneficiary) fails to make an affirmative election to receive cash or make a direct rollover within 60 days of being apprised of his distribution options, the Plan shall pay such vested Total Account to the Participant (or Beneficiary) as a lump sum in cash.

(iii)For purposes of this Section 6.2(a), the value of a vested Total Account shall be determined with regard to that portion, if any, that is attributable to a Rollover Contribution (and earnings allocated thereon).

(b)The Administrator or its designee shall notify a Participant or Beneficiary of his election right under Section 6.2(a) and, in the case of a Participant who may defer payment of the vested portion of his Total Account in accordance with Section 6.2(a), of his right to defer payment and, for Plan Years beginning after December 31, 2006, a description of the consequences of a failure to defer payment. Such notification shall be provided to the Participant or Beneficiary not less than 30 days and not more than 90 days before payment is made; provided, however, that a Participant or Beneficiary may affirmatively elect to be paid the vested Total Account being maintained on his behalf within 30 days after the Participant or Beneficiary received the notice described in this Section 6.2(b).

(c)A Participant who returns to employment with the Employer on a full or part-time basis prior to distribution of his vested Total Account under paragraph (a) shall be deemed to have cancelled his distribution election as of his date of reemployment.

(d)All payments made pursuant to this Article Six shall be based on the Participant’s vested Total Account balance on the Valuation Date as of which payment is made. Payment shall be made from the accounts comprising the Participant’s (or Beneficiary’s) Total Account and from the investment funds in which such Total Account is invested in such order of priority as the Administrator, pursuant to a uniform and nondiscriminatory policy, shall direct.

6.3    Payment of Amounts Distributed

(a)Distributions to a Participant or Beneficiary may be paid in the form of:

(i)a lump sum;

(ii)bi-weekly, bi-monthly, monthly, quarterly, semi-annual or annual installments that will provide a fixed amount per pay period;

(iii)bi-weekly, bi-monthly, monthly, quarterly, semi-annual or annual installments that will provide a fixed percentage of the Total Account maintained on behalf of the recipient per pay period;

(iv)bi-weekly, bi-monthly, monthly, quarterly, semi-annual or annual installments that will provide substantially equal payments over a fixed period that is not in excess of the lesser of fifteen (15) years or the recipient’s life expectancy, as determined by the Administrator as of the date the payments begin; or

(v)bi-weekly, bi-monthly, monthly, quarterly, semi-annual or annual installments that will provide payments of a variable amount over the recipient’s life expectancy, as determined in accordance with tables promulgated by the Internal Revenue Service.

Pursuant to such uniform and nondiscriminatory policy as Administrator, in its discretion, shall determine, a Participant or Beneficiary who has elected payment in an installment form under Section 6.3(a)(ii) through (v) may elect, at some future date, to have the balance of the vested Total Account maintained on his behalf paid in the form of a lump sum or to change the frequency of the installments within the payment form the Participant or Beneficiary has chosen. Except as provided in the preceding sentence, a Participant or Beneficiary may not change his elected form of distribution following the date Plan payments begin. A Participant who returns to employment with the Employer on a full or part-time basis following commencement of an installment form of distribution shall be deemed to have cancelled his distribution election as of his date of reemployment. In no event may distributions from the Plan be made in the form of an annuity.

(b)A distributee who is receiving payment in the form of a lump sum shall elect to have that portion of his Employer Account and Safe Harbor Matching Account which is invested in the Erie Indemnity Stock Fund paid either (i) in whole units of Erie Indemnity Stock (with fractional units being distributed in cash) or (ii) in cash. The election of a Participant or Beneficiary under this Section 6.3(b) shall be made in connection with the Participant’s or Beneficiary’s lumps sum election under Section 6.2. In the event distribution is made in the form of installments or is made in the form of a lump sum, but such lump sum is paid in the absence of a Participant’s or Beneficiary’s distribution election, that portion of an Employer Account and Safe Harbor Matching Account which is invested in the Erie Indemnity Stock Fund at the time of distribution shall be paid in cash.

(c)    Notwithstanding any inconsistent provision of the Plan, all distributions under the Plan shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement of Code Section 401(a)(9)(G), and Treasury Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9. Specifically, distribution of the Participant’s interest shall:

(i)    be completed no later than the required beginning date; or

(ii)    commence not later than the required beginning date with distribution to the Participant made over the life of the Participant or joint lives of the Participant and a designated Beneficiary or a period not longer than the life of the Participant or joint lives of the Participant and a designated Beneficiary.

For purposes of this Section 6.3, “required beginning date” shall mean April 1 of the calendar year following the later of the calendar year in which the Participant attains age 72 (age 70½ with respect to a Participant born before July 1, 1949) or the calendar year in which the Participant terminates employment or retires; provided, however, if the Participant is a five-percent owner (as defined in Code Section 416), the required beginning date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 72 (age 70½, with respect to a

Participant born before July 1, 1949) regardless of the date that the five-percent owner terminates employment or retires.

Notwithstanding the foregoing, unless the Participant elects otherwise, distribution of benefits under Section 6.2 will begin no later than the 60th day after the latest of the close of the Plan Year in which:
(i)    the Participant attains age 65;

(ii)    occurs the fifth anniversary of the Plan Year in which the Participant commenced participant in the Plan; or

(iii)    the Participant terminated employment with the Company and Affiliates.

(d)    In the event that a Participant dies prior to the date that distribution commences:
(i)    any portion of the Participant’s interest that is not payable to a designated Beneficiary shall be distributed not later than the end of the calendar year which includes the fifth anniversary of the date of the Participant’s death;

(ii)    any portion of the Participant’s interest that is payable to a designated Beneficiary that is not an “eligible designated Beneficiary” under Treasury Regulations shall be distributed not later than the end of the calendar year which includes the tenth anniversary of the date of the Participant’s death; and

(ii)    any portion of the Participant’s interest that is payable to a designated Beneficiary that is an “eligible designated Beneficiary” under Treasury Regulations shall be distributed in accordance with subparagraph (ii) above or over the life of the eligible designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), commencing not later than the end of the calendar year following the calendar year of the Participant’s death or, if the eligible designated Beneficiary is the Participant’s surviving Spouse, commencing not later than the last day of the later of the calendar year in which the Participant would have attained age 72 (age 70½, with respect to a Participant born before July 1, 1949) or the calendar year following the calendar year which includes the date of the Participant’s death.

(e)    In the event a Participant dies after distribution of his interest has begun, but prior to distribution of his entire interest, the remaining portion of such interest shall be distributed, at the election of the Participant’s Beneficiary, in a lump sum or in a method that is at least as rapid as the method being used at the date of the Participant’s death; provided, however, that unless the Participant’s Beneficiary is an “eligible designated Beneficiary” under Treasury Regulations, the period over which such remaining interest is distributed shall not exceed the end of the calendar year which includes the tenth anniversary of the date of the Participant’s death.

6.4    Direct Rollovers

(a)    A distributee may elect, subject to provisions adopted by the Administrator which shall be consistent with income tax regulations, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrator shall notify a distributee of his right to elect a direct rollover; such notice shall be furnished to the distributee between 30 days and 180 days prior to the date as of which the distributee is to receive a distribution from the Plan, provided that the distributee may affirmatively elect a distribution or direct rollover to occur within 30 days after the furnishing of such notice.

(b)    Definitions.

(i)    Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee other than (A) any distribution that is one of a series of substantially equal periodic payments made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and his designated Beneficiary, or for a specified period of ten (10) years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (C) any portion of a hardship withdrawal. In addition, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code Sections 408(a) or (b), respectively, or (for distributions on and after January 1, 2008) to a Roth IRA described in Section 408A of the Code, to a qualified trust defined in Section 401(a) of the Code, or to an annuity contract described in Section 403(b) of the Code provided such account, annuity, IRA, trust or annuity contract agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

An eligible rollover distribution with respect to a distributee who is not the Employee’s or former Employee’s Spouse must be made by a direct trustee-to-trustee transfer.

(ii)    Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state or a political subdivision of a state, and which agrees to separately account for amounts transferred, a qualified trust described in Code Section 401(a), and for periods on and after January 1, 2008, a Roth IRA under Code Section 408A, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution: (A)

that includes after-tax employee contributions, an eligible retirement plan is an individual retirement account or annuity described in Code Section 408(a) or (b), or a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for such eligible rollover distributions, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, (B) that includes a Designated Roth Account, an eligible retirement plan is an individual retirement plan described in Code Section 408A or a qualified defined contribution plan described in Code Section 401(a) that agrees to separately account for such eligible rollover distribution, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is part not so includible, and (C) that is made on behalf of a distributee that is not the Employee’s or former Employee’s Spouse, an eligible retirement plan shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) established for the purpose of receiving a distribution on behalf of a Beneficiary, which will be treated as an inherited IRA pursuant to Code Section 402(c)(11).

(iii)    Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse. With respect to distributions made on or after July 1, 2007, a distributee shall also include an Employee’s Beneficiary who is not the Employee’s Spouse.

(iv)    Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE SEVEN

WITHDRAWALS AND LOANS

7.1Withdrawals Generally

An Eligible Applicant may make written application to the Administrator for withdrawal of a portion of his account balance without terminating his employment, but only in such amounts and under such conditions as specified in this Article Seven. All such applications for a withdrawal made by an Eligible Applicant shall be approved or denied by the Administrator in accordance with a uniform, non-discriminatory policy and such action by the Administrator shall be final.

7.2Hardship Withdrawal

Upon proper written application of an Eligible Applicant in such form as the Administrator may specify, the Administrator may permit the Eligible Applicant to withdraw in cash the portion of the balance of his Total Account representing his Rollover Account (if applicable), his Roth Rollover Account (if applicable), his Employer Account, his Roth In-Plan Conversion Account (to the extent not otherwise restricted), and his Elective Deferrals and Catch-Up Contributions without earnings thereon, provided that the reason for such withdrawal is to enable the Eligible Applicant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs of the Eligible Applicant and, provided further, that the Administrator must be satisfied that any withdrawal hereunder is not in excess of the amount necessary to meet the immediate and heavy financial need and that such need cannot be met from other resources of the Eligible Applicant. The amount available for withdrawal shall be based on the balances of the applicable accounts (and the Elective Deferrals made) as of the Valuation Date on which payment is made. Amounts required to meet the following items are deemed to be for immediate and heavy financial needs:

(a)payments necessary to prevent the eviction of the Eligible Applicant from, or foreclosure of the mortgage on, his principal residence;

(b)expenses for medical care described in Code Section 213(d) incurred by the Eligible Applicant, his Spouse, his children, or his dependents as defined in Code Section 152, or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(c)costs directly related to the purchase of an Eligible Applicant’s principal residence;

(d)payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Eligible Applicant, his Spouse, his children, or his dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); or
(e)payments for burial or funeral expenses for the Eligible Applicant’s deceased parent, his Spouse, his children, or his dependents as defined in Code Section 152, without regard to

Code Section 152(d)(1)(B) of the Code; or
(f)expenses for the repair of damage to the Eligible Applicant’s principal residence that would qualify for a casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

7.3    Safe Harbor Distribution

A distribution shall be deemed necessary to satisfy an immediate and heavy financial need of an Eligible Applicant if each of the following requirements is satisfied:

(a)    the distribution is not in excess of the amount of the immediate and heavy financial need of the Eligible Applicant including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution; and

(b)    the Eligible Applicant has obtained all other forms of distribution and nontaxable loans currently available from all plans maintained by an Employer.

For periods before January 1, 2019, an Eligible Applicant making a hardship withdrawal under this Article Seven was suspended from making Elective Deferrals to the Plan until the first day of the pay period occurring six full months after the effective date of the withdrawal or, if the effective date of the withdrawal was on or after July 1, 2018, until the first day of the first pay period beginning after January 1, 2019. For the period beginning on January 1, 2019, Eligible Applicants making a hardship withdrawal under this Article Seven will not be suspended from making Elective Deferrals to the Plan.

7.4Hardship Withdrawal Priority

(a)A hardship withdrawal pursuant to Section 7.2 shall be made from the Total Account maintained on behalf of an Eligible Applicant in the order of priority set forth in this Section 7.4. That portion of a Eligible Applicant’s Total Account which is of a lower priority shall be withdrawn only after those portions of the Total Account which are of higher priority have been completely withdrawn:

(i)Designated Roth Account (excluding earnings);
(ii)Roth Catch-Up Account (excluding earnings);
(iii)Roth Rollover Account;

(iv)Roth In-Plan Conversion Account (to the extent not otherwise restricted)

(v)Rollover Account;

(vi)Employer Account;

(vii)Tax-Deferred Account (excluding earnings); and

(viii)Tax-Deferred Catch-Up Account (excluding earnings).

In no event shall a hardship withdrawal be taken from the Safe Harbor Matching Account maintained on behalf of an Eligible Applicant.

(b)Subsequent to the determination under paragraph (a), withdrawals shall be made out of those investment options in which the applicable account is invested according to the withdrawal hierarchy designated by the Administrator and communicated to Participants.

7.5    Modifications to Hardship Withdrawal Standards

The Company may amend the provisions of this Article in accordance with Article 12. The Administrator may amend the policies adopted hereunder in its discretion, provided that it acts in a reasonable and non-discriminatory fashion in making such changes.

7.6In-Service Withdrawals for Reasons Other than Hardship

Upon proper written application of an Eligible Applicant in such form as the Administrator may specify, the Administrator shall permit the Eligible Applicant to withdraw all or a portion of the Total Account maintained on his behalf as provided in this Section 7.6.

(a)    Subject to the provisions of paragraphs (c) through (f) below, an Eligible Applicant on whose behalf a Rollover Account or Roth Rollover Account is maintained may elect to withdraw all or a portion of such accounts without regard to whether the Eligible Applicant has attained a given age or completed a given period of service with the Company or other Employer. For purposes of this Section 7.6, the portion of a Roth In-Plan Conversion Account that is attributable to a Rollover Contribution shall be considered a Rollover Account.

(b)    Subject to the provisions of paragraph (c) through (f) below, an Eligible Applicant who has attained age 59-1/2 may elect to withdraw all or a portion of the Total Account maintained on his behalf.

(c)    A withdrawal under this Section 7.6 shall be effective as of the date set forth in the Eligible Applicant’s application for withdrawal, as approved by the Plan Administrator. The Administrator shall endeavor to cause the payment of the withdrawal to be made on, or as soon as practicable following, such effective date.

(i)    The amount available for withdrawal will be based on the balance(s) of the Eligible Applicant’s applicable accounts or sub-accounts on the Valuation Date as of which the payment of the withdrawal is made.

(ii)    Withdrawals shall be made from the applicable accounts and sub-accounts maintained under the Plan on behalf of the Eligible Applicant in such order as the

Administrator, pursuant to a uniform and nondiscriminatory policy, shall direct and communicate to Eligible Applicants.

(iii)    Withdrawals shall be made from the investment funds maintained under the Plan in such order as the Administrator, pursuant to a uniform and nondiscriminatory policy, shall direct and communicate to Eligible Applicants.

(iv)    Withdrawals may be paid in the form of a cash payment and/or as a direct rollover at the election of the Eligible Applicant. However, to the extent all or a portion of the applicable account(s) of an Eligible Applicant subject to the withdrawal election are invested in the Erie Indemnity Stock Fund, the Eligible Applicant may elect to receive the withdrawal either (A) in whole units of Erie Indemnity Stock (with fractional units distributed in cash) or (B) in cash.

(v)    The minimum amount of withdrawal under this Section 7.6 shall be the lesser of (A) $500 and (B) the balance(s) of the applicable account(s) of the Eligible Applicant from which a withdrawal is requested under paragraphs (a) and/or (b) above.

(d)    Notice shall be provided to an Eligible Applicant in connection with any withdrawal and such Notice shall be consistent with rules promulgated by the Secretary of the Treasury or his delegate.

    (e)    The Administrator, in its discretion, may provide that a reasonable administrative fee be charged to an Eligible Applicant who elects a withdrawal under this Section 7.6. Any such administrative fee shall be pursuant to a uniform and nondiscriminatory policy that is communicated to Eligible Applicants.

    (f)    The Company may amend the provisions of this Article in accordance with Article 12. The Administrator may amend the policies adopted hereunder in its discretion, provided that it acts in a reasonable and non-discriminatory fashion in making such changes.

7.7    Availability of Loans

Subject to the provisions of Sections 7.7, 7.8 and 7.9, an Eligible Applicant may apply for a loan from the Plan. Any such application shall be approved or denied by the Administrator in accordance with a uniform, non-discriminatory policy and such action by the Administrator shall be final. Plan loans shall be available for the purpose of enabling an Eligible Applicant to meet one of the following unusual or special financial needs of the Eligible Applicant and the Administrator must be satisfied that any loan hereunder is not in excess of the amount necessary to meet the unusual or special financial need:

(a)purchase or construction of the Eligible Applicant’s principal residence;

(b)substantial capital improvements to the Eligible Applicant’s principal residence;

(c)payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Eligible Applicant, his Spouse, his children, or his dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(d)unreimbursed expenses for medical care described in Code Section 213(d) incurred by the Eligible Applicant, his Spouse, his children, or his dependents as defined in Code Section 152, or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(e)unreimbursed expenses related to the upcoming adoption of a child who will become the Eligible Applicant’s dependent; or

(f)payment of burial or funeral expenses for the Eligible Applicant’s deceased parent, his Spouse, his children, or his dependents as defined in Code Section 152, without regard to Code Section 152(d)(1)(B).

All loans approved shall be effective as of the “loan effective date” (as hereinafter defined) provided the loan application was submitted to the Administrator within a reasonable time (as determined by the Administrator) prior to the loan effective date. All loans shall be made only in consideration of adequate security. For purposes hereof the term “loan effective date” shall mean the date, mutually agreed upon by the Participant and the Administrator, on which the loan shall be considered effective.

The Administrator may establish rules governing the granting of loans, provided (i) that such rules are not inconsistent with the provisions of Sections 7.7, 7.8 and 7.9, (ii) that any such rules adopted by the Administrator shall be described in the documents supporting the loan transaction and (iii) that loans are made available to all Eligible Applicants on a reasonably equivalent basis and are not made available to Eligible Applicants who are Highly Compensated in an amount greater than the amount made available to other Eligible Applicants.

7.8    Terms and Conditions of Participant Loans

(a)    Amount of Loan. At the time the loan is made, the principal amount of the loan, when added to all other outstanding loans of the Participant from the Plan and any other qualified plan of an Employer and Affiliates, shall not exceed the lesser of:

(i)    $50,000, as reduced by the excess, if any, of the Eligible Applicant’s highest outstanding loan balance from the Plan during the one-year period ending on the day before the date such new loan is secured over the outstanding balance of loans from the Plan on the date such loan is made; or

(ii)    one-half of the current value of the Total Account maintained on behalf of the Eligible Applicant under the Plan.

The current value of a Total Account shall be determined as of the Valuation Date on which the Eligible Applicant initiates the loan process by providing Notice to the

Administrator or its designee. No loan shall be made in an amount less than $1,000. Any loan amount shall be made in accordance with Section 7.9.

(b)    Application for Loan. The Eligible Applicant must give the Administrator adequate written notice, as determined by the Administrator, of the requested amount and desired time for receiving a loan.

(c)    Length of Loan. The Eligible Applicant and the Administrator shall arrange for the repayment of a Plan loan. The period of repayment shall not exceed five years from the date the loan is made. All repayment schedules (whether by payroll withholding or otherwise) shall commence as of the next administratively feasible pay period following the disbursement of the loan and shall provide for substantially level amortization of principal and interest. An Eligible Applicant who is on a military leave of absence may elect to extend the term of the loan by the length of such absence. In all other cases, an Eligible Applicant who is on a leave of absence or who terminates employment with the Company and Affiliates must make principal and interest payments in the amount and on such dates as otherwise due. In the event such payments are not made the maturity of the loan shall be accelerated and the outstanding principal amount of the loan, together with all accrued interest, shall be deemed immediately due and distributable at such date or dates as the Administrator deems reasonable and as may be specified by applicable law and regulation. Except as otherwise permitted in Income Tax Regulations, in no event shall the date of deemed distribution extend beyond the end of the calendar quarter next following the calendar quarter in which the payment was not made.

(d)    Prepayment. The Eligible Applicant shall be permitted to repay the loan in total as of any date prior to maturity without penalty.

(e)    Note. The loan shall be evidenced by a promissory note executed by the Eligible Applicant and delivered to the Administrator. The Eligible Applicant will agree to execute any other documents (e.g., payroll withholding forms) that may be necessary or appropriate to effect the loan.

(f)    Interest. All loans shall be considered investments of the Trust and interest shall be charged on the loan at the rate set by the Administrator as of the loan effective date. Such rate, applicable to loans effective in a given calendar quarter, shall be the prime lending rate as determined by the Administrator as of the last business day of the previous calendar quarter, plus 100 basis points, provided that such interest rate may be limited in accordance with law during a period of qualifying military service.

(g)    Security. Subject to the extent required under regulations promulgated by the Secretary of Labor or his delegate, a Plan loan shall be secured by an assignment of the Eligible Applicant’s right, title and interest in that portion of his Total Account under the Plan as shall adequately secure the loan, provided such security shall not exceed one-half of the current value of the Eligible Applicant’s vested Total Account. The Administrator may also require such additional collateral as may be deemed necessary to adequately secure repayment of the loan.

(h)    Default. The Administrator shall take reasonable steps to secure repayment of any loan granted hereunder in accordance with its terms; however, when the Administrator declares a loan to an Eligible Applicant to be in default, the outstanding balance of the loan, together with unpaid, accrued interest, shall be deemed a lien against the Total Account maintained on behalf of the Eligible Applicant. The Administrator shall take such reasonable steps as it shall deem necessary or appropriate to eliminate the default before causing an offset distribution to be made with respect to the Eligible Applicant for the purpose of fully amortizing the loan outstanding; however, should the loan remain in default after these administrative procedures are taken, the Administrator will consider the entire amount of the loan outstanding (including all accrued interest to date) as a distribution as of the first date, on or following the administrative procedures, on which the Eligible Applicant has a distributable event and will process the Total Account of the Eligible Applicant accordingly.

(i)Other Terms and Conditions. The Administrator shall fix such other terms and conditions of the loan as it deems necessary to comply with legal requirements, to maintain the qualification of the Plan and Trust Fund under Code Section 401(a), to exempt the loan transaction from the prohibited transaction rules of under Code Section 4975, or to prevent the treatment of the loan for tax purposes as a distribution to the Eligible Participant. The Administrator may fix other terms and conditions of the loan, not inconsistent with the provisions of this Article Fourteen.

(j)No Prohibited Transactions. No loan shall be made unless such loan is exempt from the tax imposed on prohibited transactions by Code Section 4975 or would be exempt from such tax (if the Eligible Participant were a disqualified person as defined in Section 4975(e)(2) of the Code) by reason of Code Section 4975(d)(1).

7.9    Loan Accounts

A loan made by the Plan to a Eligible Applicant in accordance with Sections 7.7 and 7.8 shall be from the Total Account maintained on behalf of such Eligible Applicant and from the investment funds in which such Total Account is invested in such order of priority as the Administrator, pursuant to a uniform and nondiscriminatory policy, shall direct. Payments of principal and interest on loans shall be paid over to the Trustee as soon as possible after each payroll deduction or other repayment and shall be credited to the Total Account of the Eligible Applicant as of the date the repayments are received by the Trustee. An Eligible Applicant’s loan repayments will be credited to such individual’s Total Account in such manner as determined by the Administrator and communicated to Eligible Applicants. The Administrator shall have the authority to establish other reasonable rules, not inconsistent with the provisions of the Plan, governing the establishment and maintenance of loan accounts.

ARTICLE EIGHT

THE TRUST FUND

8.1    Trust Agreement

The Company has established a trust for the purpose of holding assets of the Trust Fund, and the trust is administered and invested pursuant to a Trust Agreement. The Trust Agreement provides, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the Trust Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Administrator may remove such Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Administrator shall appoint a successor Trustee.

The Administrator shall have authority to direct that there shall be more than one Trustee under the Trust Agreement (or to enter into additional Trust Agreements with respect to separate portions of the Trust Fund) and to determine the portion of the assets under the Trust Agreement to be held by each such Trustee. If such action is taken, the Administrator shall designate the additional Trustee or Trustees, and each Trustee shall hold and invest and keep records with respect to the portion of such assets held by it.

With respect to any Trust Agreement, the Company may be a party with respect to the Company’s rights and obligations as settlor of the Plan’s Trust Fund, but is not a Plan fiduciary. In the event that any Trust Agreement grants powers to the Company (other than powers relating to the Company’s corporate obligations or role as settlor of the Plan’s Trust Fund), the Company shall act as the Administrator’s agent and shall act for and solely at the direction of the Administrator in exercising such powers.
8.2Appointment of Independent Accountants

The Administrator may select a firm of independent public accountants to examine and report on the financial position and the results of the operations of the Trust Fund created under the Plan, at such times as it deems proper and/or necessary.

8.3    Appointment of Investment Manager

The Administrator may select an independent investment manager to invest the portion of the Trust Fund in each of the various funds. Such investment manager shall be either registered as an investment manager under the Investment Adviser’s Act of 1940, a bank, a mutual fund or an insurance company, and as required by the Administrator, shall acknowledge in writing that he is a fiduciary with respect to the Plan.

8.4Role of Administrator in Operation of the Trust Fund

The Administrator shall perform such duties relating to the operation of the Trust Fund as it deems appropriate and shall perform the duties specified in this Section 8.4.

The Administrator shall have the following responsibilities:

(a)to appoint and remove Trustees;

(b)to appoint investment and fund managers;
(c)to allocate the duties and procedures for the Trustee and investment fund managers;
(d)to select investment funds or other investments to offer under the Plan;
(e)to establish an investment philosophy and goals for each of the investment and fund managers;
(f)to monitor the Trustee with respect to servicing the Trust Fund in a fiduciary capacity; and
(g)to monitor the investment and fund managers including, without limitation, their investment philosophies, goals, and rates of return.

The Administrator may, from time-to-time, designate another person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the Administrator’s responsibilities under this Section 8.4, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.

8.5Voting of Erie Indemnity Stock

(a)    Each Participant or Beneficiary who has an Employer Account or Safe Harbor Matching Account maintained under the Plan on his behalf with an investment in the Erie Indemnity Stock Fund shall have the powers and responsibilities set forth in this Section 8.5.
(b)    Prior to each meeting of the Class A shareholders of the Company during which a vote of Class A shares is to be taken, the Company shall cause to be sent to each person described in Section 8.5(a), a copy of the proxy solicitation material for such meeting, together with a form requesting confidential voting instructions for the voting of Erie Indemnity Stock held in the Erie Indemnity Stock Fund in proportion to the number of shares or units of the Erie Indemnity Stock Fund held in such person’s Employer Account. Upon receipt of such a person’s instructions, the Trustee shall then vote in person, or by proxy, such Erie Indemnity Stock as so instructed.
(c)    Instructions received from the persons described in Section 8.5(a) by the Trustee regarding the voting of Erie Indemnity Stock held in the Erie Indemnity Stock Fund shall be held in strictest confidence and shall not be divulged to any other person, including directors, officers or employees of the Company, or any Affiliate, except as otherwise required by law.

(d)    Except as otherwise set forth in the Trust Agreement, the Trustee shall vote Erie Indemnity Stock which represents those shares or units of the Erie Indemnity Stock Fund for which the Trustee does not receive affirmative direction from Participants and Beneficiaries in the same proportion as the Trustee votes those shares of Erie Indemnity Stock held in the Erie Indemnity Stock Fund for which it has received voting instructions.

ARTICLE NINE

ADMINISTRATION OF THE PLAN

9.1The Administrator

The Plan shall be administered by a committee that shall act as Plan Administrator. The members of the administrative committee shall be appointed and removed from time to time by the Vice President, Corporate HR Officer (or, if there is no person holding that title, the person holding a successor title or acting in a similar capacity with respect to the oversight of the Company’s retirement plans), such person to be referred to herein as the “Appointing Officer.” The Company is the Plan sponsor, but it is intended that full fiduciary authority be vested in the administrative committee (and with respect to appointment and oversight of its members, the Appointing Officer), so that neither the Company nor any Affiliate is a fiduciary of the Plan, and the Plan shall be construed accordingly.
(a)    Any member of the committee who ceases to be an Employee (or, if appointment was made by job title, who ceases to hold the relevant title or a successor title) will automatically cease to be a committee member unless otherwise expressly agreed.
(b)    Any individual who is a member of the administrative committee may resign by delivering his written resignation to the Appointing Officer.
(c)    The Appointing Officer may add or remove committee members in his or her sole discretion. In making appointments, the Appointing Officer shall not be limited to any particular person or group, and nothing herein contained shall be construed to prevent any Participant, director, officer, employee or shareholder of the Employers from serving as a member of the administrative committee.
(d)    Members of the administrative committee will not be compensated from the Trust Fund for services performed in such capacity, but the Company or Trust Fund will reimburse such individual for expenses reasonably incurred by them in such capacity, subject to compliance with such expense reimbursement policies as may be established from time to time.
(e)    The Administrator shall be the “named fiduciary” for purposes of ERISA; provided, however, that Participants and Beneficiaries with Employer Accounts under the Plan shall be considered “named fiduciaries” solely to the extent of those fiduciary duties and responsibilities which are directly related to the exercise of voting rights with respect to Plan interests invested in the Erie Indemnity Stock Fund (and not to other aspects of Plan operation and/or administration). .
(f)    The Appointing Officer shall maintain such documentation of committee membership as may be necessary or advisable, and shall provide any notice of membership changes that may be required to the Trustee and other persons.

9.2Powers of Administrator

The Administrator will have full power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. This power shall include having the sole and absolute discretion to interpret and apply the provisions of the Plan, to determine the rights and status hereunder of any individual, to decide disputes arising under the Plan, and to make any determinations and findings of fact with respect to benefits payable hereunder and the persons entitled thereto as may be required for any purpose under the Plan. Without limiting the generality of the above, the Administrator is hereby granted the following authority which it shall discharge in its sole and absolute discretion in accordance with Plan provisions as interpreted by the Administrator:
(a)To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the modification of the claims procedure under Article Ten in accordance with any regulations issued under Section 503 of ERISA.
(b)To interpret the Plan.
(c)To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, his period of participation and/or service under the Plan, his date of birth, the value of the Total Account, or any part thereof, maintained on behalf of the person and the rights of any person to receive a distribution from the Plan and the amount of such distribution.

(d)To determine the character and amount of Tax Deferred Contributions, Roth Elective Deferrals, Tax Deferred Catch-Up Contributions, Roth Catch-Up Contributions and Safe Harbor Matching Contributions to be made on behalf of any Participant in accordance with the provisions of the Plan.
(e)To identify the proper payee of any portion of a Total Account, to authorize the payment of Plan benefits and to direct cessation of benefit payments.
(f)To appoint, employ or engage such other agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan.
(g)To establish procedures to determine whether a domestic relations order is a qualified domestic relations order within the meaning of Section 414(p) of the Code, to determine under such procedures whether a domestic relations order is a qualified domestic relations order and whether a putative alternate payee otherwise qualifies for benefits hereunder, to inform the parties to the order as to the effect of the order, and to direct the Trustee to hold in escrow or pay any amounts so directed to be held or paid by the order.
(h)To obtain from the Employers, Employees, Participants, Spouses and Beneficiaries such information as shall be necessary for the proper administration of the Plan.
(i)To perform all reporting and disclosure requirements imposed upon the Plan by ERISA, the Code or any other lawful authority.

(j)To ensure that procedures are established which are sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Erie Indemnity Stock held in the Erie Indemnity Stock Fund and the exercise of shareholder rights with respect to Erie Indemnity Stock held in the Erie Indemnity Stock Fund and to ensure such procedures are being followed.
(k)To appoint and remove an independent fiduciary for the purpose of carrying out activities relating to any situations which the Administrator determines involves an unreasonable potential for undue Employer influence with regard to the direct or indirect exercise of shareholder rights with respect to Erie Indemnity Stock holdings in the Erie Indemnity Stock Fund.
(l)To take such steps as it, in its discretion, considers necessary and/or appropriate to remedy an inequity under the Plan that results from incorrect information received or communicated or as the consequence of administrative error including, but not limited to, recouping benefit overpayments.
(m)To correct any defect, reconcile any inconsistency or supply any omission under the Plan.
(n)To delegate its powers and duties to others in accordance with Section 9.3.
(o)To exercise such other authority and responsibility as is specifically assigned to it under the terms of the Plan or the provisions of the Administrator’s charter and to perform any other acts necessary to the performance of its powers and duties.
(p)To determine if and when Participants and Beneficiaries must be notified of any temporary suspension, limitation or restriction of their ability to execute various transactions under the Plan (including any notice required by Section 101(i) of ERISA) and to determine the content and method of distribution of any such notification.
The Administrator at its discretion may either request the Company or direct the Fund to pay for any or all services rendered by the Trustee, any investment manager, and by persons appointed, employed or engaged under Section 9.2(f) or under the terms of the Trust Agreement.
The Administrator’s interpretations, decisions, computations and determinations under this Section 9.2 which are made in good faith will be final and conclusive upon the Employers, all Participants and all other persons concerned. Any action taken by the Administrator with respect to the rights or benefits of any person under the Plan shall be revocable by the Administrator as to payments or distributions not theretofore made, pursuant to such action, from the Trust Fund; and appropriate adjustments may be made in future payments or distributions to a Participant, Spouse or Beneficiary to offset any excess payment or underpayment previously made to such Participant, Spouse or Beneficiary from the Trust Fund. No ruling or decision of the Administrator in any one case shall create a basis for a retroactive adjustment in any other case prior to the date of a written filing of each specific claim.

9.3Delegation of Duties

The Administrator may, from time to time, designate any person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the responsibilities of the Administrator, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.

9.4Conclusiveness of Various Documents

The Administrator and the Company and its directors and officers will be entitled to rely upon all tables, valuations, certificates and reports furnished by any actuary, accountant, counsel or other expert appointed, employed or engaged by the Administrator or the Company.

9.5Actions to be Uniform

Any discretionary actions to be taken under the Plan by the Administrator will be nondiscriminatory and uniform with respect to all persons similarly situated.

9.6Liability and Indemnification

To the full extent allowed by law, the Administrator shall not incur any liability to any Participant or Beneficiary, or to any other person, by reason of any act or failure to act on the part of the Administrator if such act or omission is not the result of the Administrator’s gross negligence, willful misconduct or exercise of bad faith. To the full extent allowed by law, the Company agrees to indemnify the Administrator against all liability and expenses (including reasonable attorney’s fees and other reasonable expenses) occasioned by any act or omission to act if such act or omission is not the result of the Administrator’s gross negligence, willful misconduct or exercise of bad faith. Neither this Section 9.6 nor any other provision of this Plan shall be applied to invalidate, modify, or limit in any respect any contract, agreement, or arrangement for indemnifying or insuring the Administrator against, or otherwise limiting, such liability or expense, or for settlement of such liability, to the extent such contract, agreement, or arrangement is not precluded by the terms of Section 410 of ERISA.

ARTICLE TEN

CLAIMS PROCEDURE AND CLAIMS LITIGATION

10.1    Claims Review Procedure
The Administrator shall be responsible for the claims procedure under the Plan. The claims procedure established by the Administrator shall comply with regulations adopted by the Secretary of Labor of the United States. This procedure shall require the Administrator to provide adequate written notice to any person whose claim is denied in whole or in part, specifying the reasons for denial in a manner calculated to be understood by such person. The Administrator shall give any person whose claim has been denied a reasonable opportunity for a full and fair review by the Administrator of its decision, and shall inform the claimant of the steps he must take to obtain a review of the Administrator’s decision. The Administrator shall provide the claimant with reasonable access to, and copies of, all relevant documents and other information in accordance with regulatory requirements, provided that unless otherwise required by ERISA, the claimant’s rights shall be limited by applicable attorney-client privilege, attorney work-product privilege, and other applicable privilege rules.

10.2    Determination by the Administrator Conclusive

The Administrator’s determination of factual matters relating to Participants, Beneficiaries and alternate payees shall be conclusive. The Administrator and the Company and its respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any accountant for the Plan, the Trustee or any investment managers and upon opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA. The Trustee and other service providers may act and rely upon all information reported to them by the Administrator and/or the Company and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary. In accordance with Section 11.10, the Administrator may rely on the Employer’s records, and to the extent a claimant asserts entitlement to benefits or other rights based upon facts not contained in the Plan’s records, such person shall be required to provide satisfactory affirmative evidence of such facts, and the Administrator shall have the sole and exclusive discretion to determine whether the affirmative evidence is satisfactory.

10.3    Exhaustion of Administrative Remedies.

The exhaustion of the claims review procedure is mandatory for resolving every claim and dispute involving the Plan. As to such claims and disputes:

(a)No claimant shall be permitted to commence any civil action or demand arbitration to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims review procedure set forth herein has been exhausted in its entirety; and

(b)In any such civil action or arbitration proceeding all explicit and all implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

10.4    Arbitration
    In the event that a claimant’s claim is denied by the Administrator and the claimant has exhausted all remedies (including all mandatory levels of appeal) under the Plan’s claims procedures, the claimant or the Administrator will have the right to compel binding arbitration with respect to the claim. The process and procedure shall be governed by the Employer’s arbitration policy, if any, and if none, by the rules of the American Arbitration Association for commercial transactions. The arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA, which requires the arbitrator to defer to the Administrator and its factual findings and interpretations unless such findings and interpretations are arbitrary and capricious and requires that any assertions the claimant wishes to present to an arbitrator or court first have been presented in the claims and appeals process). Claims may not be litigated or arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. All claims pertaining to the Plan shall be required to be submitted to binding arbitration in this manner, unless such a requirement is prohibited by applicable law or regulation. Except with respect to claims as to which binding arbitration may not be compelled, no claim may be brought in any other manner.

10.5    Forum Selection
    Any arbitration proceeding or civil action with respect to a claim involving the Plan must, unless otherwise agreed by the Administrator or required by law, take place in Erie, Pennsylvania (and, in the case of a civil action, in the federal district court serving Erie, Pennsylvania). Enforcement of an arbitrator’s award may be sought in federal court in accordance with the Federal Arbitration Act, with any such enforcement action to be filed in the federal district court serving Erie, Pennsylvania.

10.6    Deadline to File Civil Action or Demand Arbitration

No civil action or arbitration proceeding, as applicable, to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the civil action or arbitration proceeding, as applicable, is commenced in the proper forum before the earlier of:

(a)Twelve months after the claimant knew or reasonably should have known of the principal facts on which the claim is based; or

(b)Ninety days after the claimant has exhausted the claims review procedure.

ARTICLE ELEVEN

MISCELLANEOUS

11.1Non-Alienation of Benefits

(a)Except as provided in Section 11.1(b) or 11.1(c), no benefit payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, security interest or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, charging or granting a security interest in the same shall be void and of no effect; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

(b)Section 11.1(a) shall not apply to the creation, assignment, or recognition of a right to any benefit payable pursuant to a Qualified Domestic Relations Order. The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under such orders which are deemed to be Qualified Domestic Relations Orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code. To the extent that, because of a Qualified Domestic Relations Order, more than one individual is to be treated as a surviving Spouse, the total amount payable from the Plan as a result of the death of a Participant shall not exceed the amount that would be payable from the Plan if there were only one surviving Spouse.

(c)Notwithstanding the provisions of Section 11.1(a), the Plan may offset any portion of the Total Account maintained on behalf of a Participant or Beneficiary against a claim of the Plan arising:

(i)as a result of the Participant’s or Beneficiary’s conviction of a crime involving the Plan; or

(ii)with regard to the Participant’s or Beneficiary’s violation of ERISA’s fiduciary provisions upon:

(A)the entry of any civil judgment, consent order, or decree against the Participant or Beneficiary; or

(B)the execution of any settlement agreement between the Participant and the Department of Labor or Pension Benefit Guaranty Corporation.

    The provisions of this Section 11.1(c) shall apply only to orders, judgments, decrees and settlements issued or entered into which expressly provide for such offset.

11.2Risk to Participants and Source of Payments

Each Participant assumes all risk in connection with any decrease in the value of any investment fund in the Trust Fund, and the Trust Fund shall be the sole source of any payments to be made to Participants or their Beneficiaries as a result of any right specifically granted under the terms of the Plan.

11.3    Expenses

Subject to any restriction applicable under Section 5.4(a), brokerage fees, transfer taxes and other expenses incurred by the Trustee in connection with the purchase or sale of securities may be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. Earnings credited to accounts invested in mutual funds shall be net of direct fund management expenses. Refunds of fund management expenses shall be allocated to Participant and Beneficiary accounts as earnings in such manner as provided by the Administrator. Recordkeeping fees shall be assessed directly against the Total Accounts maintained on behalf of Participants and Beneficiaries and expenses associated with specified Plan transactions shall be assessed directly against the Total Account maintained on behalf of the Participant or Beneficiary participating in such a transaction pursuant to a uniform and nondiscriminatory policy adopted by the Administrator in its discretion and communicated to Participants and Beneficiaries.

All other costs and expenses incurred in administering the Plan shall be paid by the Company or an Employer, unless the Administrator authorizes the payment of such expenses from the Trust Fund.

11.4Rights of Participants

No Participant or Beneficiary shall have any right or interest under the Plan unless and until he becomes entitled thereto as provided in the Plan. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between an Employer and any Employee or Participant. Inclusion in the Plan will not affect an Employer’s right to discharge or otherwise discipline Employees and membership in the Plan will not give any Employee the right to be retained in the service of an Employer nor any right or claim to a benefit unless such right is specifically granted under the terms of the Plan.

The Plan shall be binding on all Participants and their Spouses and Beneficiaries and upon heirs, executors, administrators, successors, and assigns of all persons having an interest herein. The provisions of the Plan in no event shall be considered as giving any such person any legal or equitable right against the Company, an Employer or an Affiliate, any of its officers, employees, directors, or shareholders, or against the Trustee, except such rights as are specifically provided for in the Plan or created in accordance with the terms of the Plan.

11.5Statement of Accounts

As soon as practicable after the last day of March, June, September and December, or such other time or times as the Administrator shall designate, the Administrator shall cause to be sent to each current or former Participant a written statement of his account.

11.6Designation of Beneficiary

(a)Each Participant shall give Notice regarding the designation of a Beneficiary or Beneficiaries who shall receive payment of the Participant’s interest under the Plan in the event of his death. Such Notice shall be provided to the Administrator or its designee within such time and in accordance with such means as are designated by the Administrator and communicated to Participants. If the Participant is married, the Participant’s Beneficiary must be his Spouse (in accordance with Code Section 401(a)(11)(B)(iii)) unless Spousal Consent requirements are satisfied. In the event a Participant dies and there is no properly designated Beneficiary then living, the interest of the Participant under the Plan shall be paid in a lump sum to his surviving Spouse, or, if there is no surviving Spouse, to his estate or other successor, all as the Administrator may determine.

(b)A Beneficiary entitled to a payment of all or a portion of a Participant’s Total Account due to the death of the Participant may disclaim his interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of said Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest is disclaimed or shall specify what portion thereof is disclaimed. To be effective, an original executed copy of the disclaimer must be both executed and actually delivered to the Administrator after the date of the Participant’s death but not later than one hundred eighty (180) days after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Administrator. A disclaimer shall be considered to be delivered to the Administrator only when actually received by the Administrator. The Administrator shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest or an assignment or alienation of benefits in violation of Section 11.1 hereof. No other form of attempted disclaimer shall be recognized by the Administrator.

11.7Payment to Incompetents

If any person entitled to receive any benefits hereunder is a minor, or is in the judgment of the Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Administrator may instruct the Trustee to make distribution to such other person, persons or institutions who, in the judgment of the Administrator, are then maintaining or have custody of such distributee. As a condition to the issuance of such instruction for the distribution to such other person or institution, the Administrator may require such person or institution to exhibit or to secure an order, decree or judgment of a court of competent jurisdiction with respect to the incapacity of the person who would otherwise be entitled to receive the benefits.

11.8Authority to Determine Payee

The determination of the Administrator as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.
11.9Severability

If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

11.10Employer Records

The records of a Participant’s Employer shall be presumed to be conclusive of the facts concerning his employment or non-employment, periods of service and Compensation unless shown beyond a reasonable doubt to be incorrect.

11.11Limitation on Contributions

(a)    In no event shall the total annual additions on behalf of a Participant under this Plan and under any other defined contribution plan or plans maintained by the Employer with respect to any limitation year exceed the lesser of $66,000 (or such dollar figure, as increased in accordance with Section 415(d) of the Code for years up to and including the given limitation year) or 100% of the Test Compensation, paid to the Participant by an Employer within such limitation year. All amounts contributed to any defined contribution plan maintained by an Employer or an Affiliate (taking into account Section 415(h) of the Code) other than any rollover contribution and any salary reduction contribution to a simplified employee pension shall be aggregated with contributions made by an Employer under this Plan in computing any Employee’s total annual additions limitation. For purposes hereof, the limitation year shall be the calendar year.

For purposes of this section, “total annual additions” for any limitation year shall mean the sum of the following:

(i)    Employer contributions under this Plan and under any other defined contribution plan maintained by an Employer or Affiliate;

(ii)    Reallocated forfeitures under any defined contribution plan maintained by an Employer or Affiliate;

(iii)    After-tax contributions under any other defined contribution plan maintained by an Employer or Affiliate; and

(iv)    Amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, as part of a pension or annuity plan and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits described in Section 419A(d) of the Code, under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Employer or Affiliate.

Catch-Up Contributions under Section 3.3, make-up contributions on account of qualified military service under Section 414(u) of the Code and loan repayments under Section 7.8 shall not be recognized as annual additions for purposes of this section.

(b)    In the event that a Participant’s total annual additions for any limitation year exceed the limitations of Section 11.11(a) because of a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of Elective Deferrals that a Participant may make within the limitations of paragraph (a) above or due to such other facts and circumstances as the Commissioner of Internal Revenue finds justifiable, the excess amount shall be eliminated and/or the error corrected in a manner prescribed under the IRS Employee Plans Compliance Resolution System.

(c)    Notwithstanding anything herein to the contrary, in no event shall Test Compensation, for purposes of this Section 11.11, include severance pay. However, the following types of remuneration, if includible for purposes of Test Compensation as described in paragraph (a) above, shall be taken into account only if paid by the later of the date that is 2-1/2 months after the date of severance from employment with an Employer or the end of the limitation year that includes the date of severance from employment with the Employer, if the amounts would have been included in compensation had they been paid before the severance from employment date:

(i)    The payment for services rendered during the Participant’s regular working hours, or for services outside of the Participant’s regular working hours such as overtime or shift differential, commissions, bonuses or other similar payments that would have been paid had the Participant not incurred a severance from employment.

(ii)    Payments of unused accrued bona fide sick, vacation or other leave provided the Participant would have been able to use the leave if employment had continued, or payments from a nonqualified unfunded deferred compensation plan, provided the payment would have been paid had the Participant not incurred a severance from employment and such payment would have been includible in gross income had such payment been made.

(iii)    If the Employer continues to provide remuneration to a Participant due to the Participant’s disability or to a Participant who is not performing services because of qualified military service, as defined in Code Section 414(u), in an amount that is not in excess of that which would have been payable to the Participant as compensation had the Participant not entered qualified military service, such amounts will be included in Test Compensation for purposes of this Section.

(d)    The sole purpose of this Section is to comply with the formal requirements of Section 415(c) of the Code and the terms of this Section shall be interpreted, applied and if and to the extent necessary, shall be deemed modified so as to satisfy solely the minimum requirements of Section 415(c) of the Code and the regulations promulgated with respect thereto.

11.12IRC 414(u) Compliance Provision

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service (as hereinafter defined) shall be provided in accordance with Section 414(u) of the Code.

(a)As provided by Section 414(u) of the Code, “qualified military service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he is qualified under such chapter to reemployment rights with the Company or an Affiliate following such military service.

(b)“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

(c)If an individual returns to employment with the Company or an Affiliate following a period of qualified military service under circumstances such that he has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions apply:

(i)    The Employee may elect to have “make up” Elective Deferrals made on his behalf following his period of qualified military service to the extent he could have made Elective Deferrals had he remained a Covered Employee under the Plan during his qualified military service. To the extent such “make up” Elective Deferrals are made by the Employee within such period as provided by law, such contributions shall be matched under this Plan according to the same conditions and at the same rate as the Elective Deferrals would have been matched had they actually been made during the period of qualified military service.
(ii)    The period of qualified military service shall be recognized for purposes of determining Years of Eligibility Service under the Plan to the same extent it would have been had the Employee remained continuously employed with the Company or an Affiliate rather than leaving active employment to go into qualified military service.

(iii)Compensation and Test Compensation shall be determined for the individual during the period of qualified military service. The amount of Compensation and Test Compensation shall be determined by the Administrator consistent with the requirements of the USERRA, and shall reflect the Administrator’s best estimate of the earnings the individual would have received but for the qualified military service.

(iv)    Notwithstanding the foregoing, investment earnings or losses applicable to any contributions hereunder shall be credited only with respect to periods following the actual deposit of such contributions.

(d)The Plan shall comply with the provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), which amended certain provisions of USERRA.

(i)    If a Participant dies while performing qualified military service and such death occurs on or after January 1, 2007, the Participant’s Beneficiary shall receive the same benefits under the Plan as if the Participant had returned to employment as a Covered Employee immediately prior to his death and then terminated employment on account of his death.

(ii)    A Participant performing qualified military service on or after March 1, 2009 for a period of at least 30 days and who has not incurred a severance from employment may elect to withdraw in cash all or a portion of his Tax Deferred Account. Such a Participant shall be suspended from making Elective Deferrals to the Plan until the first day of the pay period occurring six full months after the effective date of the withdrawal.

(iii)    Effective March 1, 2011, a Participant who is called to qualified military service for a period in excess of 179 days, or for an indefinite period, and who has not incurred a severance from employment, may elect to withdraw in cash all or a portion of his Tax Deferred Account.

(iv)    A withdrawal under this Section 11.12(d) must be effective during a Participant’s period of qualified military service and before the Participant has otherwise incurred a severance from employment with the Employer and Affiliates.

(v)    The provisions of Sections 7.6(c) through 7.6(f) shall apply to the withdrawals under this Section 11.12(d), substituting “Participant” for “Eligible Applicant” thereunder.

(e)    The foregoing provisions are intended to provide the benefits required by USERRA and the HEART Act, and are not intended to provide any other benefits. This Section shall be construed consistent with said intent.

11.13Governing Law

Except as provided under federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE TWELVE

AMENDMENT, TERMINATION OR MERGER OF THE PLAN

12.1Right to Amend
The Company reserves the right at any time or times to modify or amend the Plan; provided, however, that no such modification or amendment shall be made which would:

(a)    increase the duties or liabilities of the Trustee without its written consent; or

(b)    impermissibly divest a Participant of any portion of his Total Account hereunder that has accrued to him prior to the effective date of such amendment, or reduce or eliminate such Participant’s vested status or other rights pertaining thereto in violation of Section 411(d)(6) of the Code (provided that otherwise-protected rights may be reduced, modified or eliminated as permitted by the Treasury Regulations); or
(c)    cause or permit any portion of the Trust Fund to be converted to or become the property of the Company; or

(d)    cause any portion of the Trust Fund to be used for purposes other than the exclusive benefit of the Participants or their Beneficiaries;

unless such modification or amendment is necessary or appropriate to enable the Plan or Trust Fund to qualify under Section 401 of the Code, as amended from time to time, or to retain for the Plan or Trust Fund such qualified status.

Any such modification or amendment to this Plan shall be evidenced by a written instrument adopted by the Board. Any such written instrument shall recite at which time the amendments contained therein shall become effective.

Promptly after an amendment to this Plan shall have become effective, the Company, or Administrator, as the case may be, shall cause a copy of such amendment to be filed with the Administrator and with the Trustee. The Administrator shall take such steps as it may deem appropriate and reasonable to communicate the amendment to Participants.

12.2Right to Terminate

(a)    Although it is the expectation of the Company that it will continue the Plan as a permanent retirement program for the benefit of the Employees eligible hereunder, the Company reserves the right at any time, by action of its Board, at its sole discretion, to terminate the Plan in whole or in part. There shall be no liability or obligation on the part of an Employer to make any further contributions to the Trust Fund in the event of the termination of the Plan.

(b)    Notwithstanding anything to the contrary contained herein, Trustee’s fees and other expenses incident to the operation and management of the Plan incurred after the termination of the Plan may, at the discretion of the Administrator, be paid from assets of the Trust Fund that are not part of any Participant’s Total Account.

(c)    In the event of the termination of the Plan in whole or in part or in the event of the complete discontinuance of Employer contributions under the Plan, each affected Participant’s interest in the Trust Fund shall become 100% vested and shall be nonforfeitable.

12.3Merger, Transfer of Assets or Liabilities

The Company may merge or consolidate the Plan with, transfer assets and liabilities of the Plan to, or receive a transfer of assets and liabilities from, any other plan without the consent of any other Employer or other person, if such transfer is effected in accordance with applicable law and if such other plan meets the requirements of Code Sections 401(a) and 501(a), permits such transfer or the receipt of such transfer and, with respect to liabilities to be transferred from this Plan to such other plan, satisfies the requirements of Code Sections 411(d)(6). This Plan may not be merged or consolidated with any other plan, nor may any assets or liabilities of this Plan be transferred to any other plan, unless the terms of the merger, consolidation or transfer are such that each Participant in the Plan would, if the Plan were terminated immediately after such merger, consolidation or transfer, receive a benefit equal to or greater than the benefit he would have been entitled to receive if this Plan had terminated immediately prior to the merger, consolidation or transfer.

ARTICLE THIRTEEN

TOP HEAVY PROVISIONS

13.1Top Heavy Provisions Inapplicable
The Plan is a cash or deferred arrangement described in Section 416(g)(4)(H) of the Code and, as a result, is deemed to not be a top heavy plan.

Executed at Erie, Pennsylvania, this 19th day of June, 2023.

ERIE INDEMNITY COMPANY

ATTEST:	/s/ Nathaniel Ehrman	By:	/s/ Brian W. Bolash

		Title:	Executive Vice President Secretary & General Counsel